UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AAR CORP.
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Stockholders to be Held on Wednesday, October 8, 2014

August 29, 2014

To Our Stockholders:

We cordially invite you to attend our 2014 annual meeting of stockholders. Information about the annual meeting is set forth below and in the accompanying proxy statement.

Date	Wednesday, October 8, 2014
Time	9:00 a.m., Chicago time
Place	AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, Illinois 60191
Purposes	At the annual meeting, you will be asked to:

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Elect four Class III directors;

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Vote on an advisory resolution to approve our Fiscal 2014 executive compensation;

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Ratify the appointment of KPMG LLP as our independent registered public accounting firm; and

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Transact any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date	You may vote your shares at the annual meeting if you were a stockholder on August 19, 2014.
Voting

Your vote is important. We encourage you to vote your shares as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-paid envelope provided.

By Order of the Board of Directors,

Robert J. Regan
 Vice President, General Counsel and Secretary

Proxy Statement for the 2014 Annual Meeting of Stockholders

 Important Notice Regarding the Availability of Our Proxy Materials
For Our Annual Meeting of Stockholders to be Held on Wednesday, October 8, 2014:

 Copies of this Notice and Proxy Statement, our 2014 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended May 31, 2014 are available free of charge at   www.proxyvote.com.

2014 Proxy Statement Summary

This summary highlights certain information addressed in more detail elsewhere in this proxy statement. Please read carefully the entire proxy statement before voting your shares.

Annual Meeting Information

Time and Date	Wednesday, October 8, 2014 at 9:00 a.m., Chicago time
Place	AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, Illinois 60191
Record Date	Tuesday, August 19, 2014
Voting	Stockholders of record as of the record date may vote by Internet at www.proxy.vote.com; by telephone at 1-800-690-6903; by completing and returning their proxy card or voting information card; or in person at the annual meeting.

Proposals To Be Voted On By Our Stockholders

Election of four Class III directors (Proposal 1 — pages 5-9):

Name	Age	Brief Biography	Board Recommendation
Patrick J. Kelly	59	Since 1986, Managing Director of KMK & Associates, LLC (a private equity firm with interests in companies operating in the food, distribution, technology, financial services, real estate and energy industries).	FOR
Peter Pace	68	General, U.S. Marine Corps (Retired). From 2005 to 2007, (Chairman of the Joint Chiefs of Staff.	FOR
Timothy J. Romenesko	57	Since 2007, President and Chief Operating Officer of AAR CORP. From 1994 to 2007, Vice President, Chief Financial Officer and Treasurer of AAR CORP. From 1991 to 1994, Corporate Controller of AAR CORP.	FOR
Ronald B. Woodard	71	Since 2003, Chairman of MagnaDrive, Inc. (an industrial torque transfer equipment company, which he co founded following his retirement from The Boeing Company after 32 years). From 1995 to 1998, President of the Boeing Commercial Airplane Group.	FOR
Advisory resolution to approve our Fiscal 2014 executive compensation (Proposal 2 — pages 10-11).			FOR
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 3 — page 12).			FOR

Fiscal 2014 Business Performance Highlights

AAR CORP. (the "Company") is a leading provider of diversified products and services to the worldwide aviation and government and defense markets. We delivered solid financial results for our fiscal year ended May 31, 2014 ("Fiscal 2014"), despite reductions in demand from our government and defense customers owing principally to the drawdown of the U.S. military presence in Afghanistan.

Our continued focus on our core businesses — aviation services and technology products — together with ongoing efforts to manage costs and strengthen our balance sheet, contributed to the following performance highlights in Fiscal 2014:

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We reported record diluted earnings per share of $1.83, compared to $1.38 per share in the fiscal year ended May 31, 2013 ("Fiscal 2013");

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We generated strong cash flow in Fiscal 2014, producing almost $140 million in cash flow from operations and $113 million in free cash flow, which allowed us to reduce our net debt by $89 million, pay dividends totaling $11.8 million to our stockholders and invest further in our businesses to ensure future growth;

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We expanded our product/service portfolio and strengthened our strategic capabilities in Fiscal 2014 with the opening of a new airframe service center in Lake Charles, Louisiana, the acquisition of a niche commercial cargo loading systems business in Germany and the addition of a new supply chain hub in Brussels, Belgium;

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Our stock price increased 21% in Fiscal 2014 to $24.30 per share from $20.06 per share, and 66% in Fiscal 2013 to $20.06 per share from $12.05 per share (our stock price on August 22, 2014 was $27.23 per share); and

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We received several industry awards in recognition of our performance ("Best Airframe MRO Provider in the Americas," "Outstanding Component Repair Provider" and "Boeing Gold Performance Excellence Award"), and we were again named as one of Forbes magazine's "100 Most Trustworthy Companies" in 2014.

For more information about our financial and operating performance in Fiscal 2014, please see "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed with the SEC on July 17, 2014. For more information about our stock price performance, please see "Comparison of Cumulative Five Year Total Return" in our Form 10-K.

v

Executive Compensation Highlights

Stockholder Outreach Program

We conducted a formal stockholder outreach program in Fiscal 2014 following the say-on-pay vote at our 2013 annual meeting. The purpose of the program was to gain a better understanding of concerns related to our executive compensation program and other matters of stockholder interest. Under the program, which was supplemental to our regular ongoing communications with stockholders, we reached out to stockholders owning approximately 75% of our outstanding shares. Participants in the outreach effort included at various times our Chairman and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and General Counsel. We also received feedback from two proxy advisory firms, Institutional Stockholder Services ("ISS") and Glass Lewis & Co., Inc. ("Glass Lewis").

The following table identifies the concerns raised by our stock-holders, ISS and Glass Lewis, and the actions we took in Fiscal 2014:

Stockholder Concern	AAR Action
Tax gross-ups	Eliminated all tax gross-ups in the new employment agreement of the Company's Chairman and Chief Executive Officer David P. Storch (we previously committed in 2012 not to provide tax gross-ups in any future executive compensation agreement)
"Single-trigger" vesting upon a change in control	Eliminated automatic "single-trigger" vesting and imposed "double-trigger" vesting (which requires a change in control and a termination of employment) in all award agreements under the Company's 2013 stock plan and in Mr. Storch's new employment agreement
Annual cash bonuses	Exercised negative discretion to reduce by 30% the performance-based cash bonuses paid to the five named executive officers whose bonuses under the Fiscal 2014 short-term incentive plan were based on Company-wide performance
Variable performance-based compensation	Awarded performance-based compensation (consisting of cash bonuses, performance-based restricted stock and stock options) representing 66% of Fiscal 2014 total direct compensation for Mr. Storch and at least 50% for each of the other named executive officers
Return metric and burn rate under long-term incentive plan	Added return on invested capital, together with three-year cumulative net income, as the two performance goals for performance-based restricted stock under our Fiscal 2015 long-term incentive plan; also granted significantly fewer shares under the Fiscal 2015 long-term incentive plan consistent with our burn rate commitment under the AAR CORP. 2013 Stock Plan
CEO retirement contribution under the non-qualified deferred compensation plan	Reduced this contribution by 50% for Fiscal 2014 and amended the non-qualified deferred compensation plan to provide the Compensation Committee with the ability to exercise negative discretion with respect to contributions for all plan participants
Peer group composition	Made changes to our peer group in Fiscal 2014 (and again in Fiscal 2015) to assure that our peer group companies share similar revenue numbers and industry/business classifications (we gave less weight to market capitalization as a factor given that its fluctuations often result in dramatic year-to-year changes in peer groups)
Hedging and pledging of Company stock	Prohibited hedging and pledging of Company stock by our directors, officers and employees under our insider trading policy
Independence of Compensation Consultant	Determined affirmatively that Mercer (US) Inc. ("Mercer"), the compensation consultant to our Compensation Committee, meets the independence criteria established by the Securities and Exchange Commission ("SEC")
Stockholder rights plan	Reviewed by the Board in Fiscal 2014 with outside advisors; confirmed its appropriateness for the Company at this juncture and agreed to revisit the plan closer in time to its expiration date in 2017
Protections in CEO's employment agreement	See "New Employment Agreement with Our Chairman and Chief Executive Officer" on page 54 for a summary of the protections voluntarily forfeited by Mr. Storch and other terms and provisions

Chief Executive Officer Compensation

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New Employment Agreement. We entered into a new three-year employment agreement with our Chairman and Chief Executive Officer David P. Storch. The agreement provides for the elimination of all tax gross-ups and the ability of Mr. Storch to terminate employment for any reason during the 25th month after a change in control and still receive severance. The agreement imposes a "double trigger" on the vesting of stock awards upon a change in control. The agreement also provides that the Compensation Committee will determine all short-term and long-term incentive awards for Mr. Storch as a part of its regular annual compensation-setting process.

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Fiscal 2014 Compensation. Mr. Storch received a 2% increase over his year-end base salary, a significantly reduced cash bonus (30% below the bonus determined by formula under the short-term incentive plan) and a 10% increase in the number of shares under his long-term incentive award, all as reflected in the table below (note that Fiscal 2013 actual base salary was the amount paid in Fiscal 2013, not the year-end base salary).

	Fiscal 2013 ($)	Fiscal 2014 ($)
Compensation Element	Actual	Target	Per Formula	Actual
Base Salary	877,838	906,449	N/A	906,449
Annual Cash Incentive	1,350,685	1,133,061	1,216,498	851,548
Long Term Incentive Compensation	1,314,720	2,964,720	N/A	2,964,720
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CEO Compensation Mix in Fiscal 2014. As shown below, Mr. Storch's acutal Fiscal 2014 compensation was significantly weighted toward variable performance-based compensation. His performance-based restricted stock award, stock options and performance-based cash bonus represented 66% of his total direct compensation in Fiscal 2014.

Fiscal 2015 Executive Compensation Actions

Our Compensation Committee made significant changes to the Company's executive compensation program in Fiscal 2015 based on its consideration of the following factors: the macro-environment in which the Company operates its businesses; the Company's performance in Fiscal 2014 and its expected performance in Fiscal 2015; the executive compensation assessment prepared by its independent compensation consultant in July 2014; the Company's commitment to meeting the burn rate parameters under the AAR CORP. 2013 Stock Plan; stockholder concerns identified in our stockholder outreach program; and other relevant items. In sum, the Compensation Committee took the following Fiscal 2015 executive compensation actions:

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Froze base salaries at their Fiscal 2014 levels;

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Retained earnings per share and cash flow from operations as the performance goals under the Fiscal 2015 short-term incentive plan;

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Granted a total of 288,206 shares to employees under the Fiscal 2015 long-term incentive plan (which equals 576,412 "equivalent shares" for purposes of the burn rate calculation given that the shares granted were performance-based and time-based restricted stock), as contrasted with a total of 1,154,631 shares granted to employees under the Fiscal 2014 long-term incentive plan (which equals 1,276,247 "equivalent shares" for purposes of the burn rate calculation as the shares granted included performance-based and time-based restricted stock as well as stock options) — thus, a 75% reduction in total shares and a 55% reduction in "equivalent shares";

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Consistent with the above, granted stock awards with a dollar value of $1,695,200 to our Chairman and Chief Executive Officer in Fiscal 2015, compared to Fiscal 2014 stock awards of $2,964,720 — a 43% reduction in the dollar value of the stock awards;

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Altered the mix of stock awards under the Fiscal 2015 long-term incentive plan to place greater emphasis on performance-based restricted stock (75% of total stock awards in Fiscal 2015 are performance-based restricted stock compared to 23% in Fiscal 2014); and

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Approved return on invested capital and cumulative net income as the two performance goals for performance-based restricted stock under the Fiscal 2015 long-term incentive plan.

Key Compensation Policies and Practices

The following policies and practices are key elements of the Company's executive compensation program:

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Annual advisory stockholder approval of executive compensation;

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Non-guaranteed performance-based bonuses;

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Challenging performance targets under both the short-term and long-term incentive plans;

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Significant vesting periods for stock awards and stock options;

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No repricing of stock options without stockholder approval;

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No dividends on unearned performance based restricted stock until performance goals are met;

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Stock ownership guidelines for directors and executive officers;

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Policy prohibiting short sales, pledging and hedging transactions;

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No tax-gross ups in CEO's employment agreement or any new agreement since 2012; and

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Clawback of incentive compensation in the event of certain financial restatements.

Corporate Governance Highlights

Good corporate governance is an essential part of the Company's culture. The Board of Directors annually reviews the Company's key corporate governance documents, including the Corporate Governance Guidelines and the Board Committee charters, to ensure that they reflect best practices consistent with the Company's culture and strategy. The creation of a Lead Director position is one recent example of the Company's commitment to corporate governance best practices.

The following table identifies the Company's key corporate governance practices and related information:

Corporate Governance Information	As of August 29, 2014
Number of Directors	11
Number of Independent Directors	9
Average Age of Directors	65
Average Tenure of Directors	10 years
Director Retirement Age	72 on nomination date
Lead Director	Yes
Stock Ownership Guidelines	Yes
Annual Stock Grant to Non Employee Directors	Yes
Independent Directors — Executive Sessions	Yes
Independent Compensation Consultant	Yes
Annual Board and Committee Self Evaluations	Yes
Code of Business Ethics and Conduct	Yes
Ethics Hotline Policy	Yes
Related Person Transaction Policy	Yes
Disclosure Committee for Financial Reporting	Yes
Annual Advisory Stockholder Approval of Executive Compensation	Yes

One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191

We will hold our 2014 annual meeting of stockholders on Wednesday, October 8, 2014, at 9:00 a.m., Chicago time, at AAR CORP.'s corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. We cordially invite you to attend the annual meeting and ask that you vote on the proposals described in this proxy statement.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Why am I receiving the proxy materials?

Our Board of Directors is providing these proxy materials to you, beginning on or about August 29, 2014, in connection with its solicitation of proxies for use at the Company's 2014 annual meeting of stockholders.

What information is contained in the proxy materials?

The proxy materials contain information about the proposals to be voted on at the annual meeting, the compensation of our directors and our most highly paid executive officers, corporate governance and other information about the Company.

How do I access the proxy materials electronically?

Again this year we are pleased to be distributing our proxy materials via the Internet under the "notice and access" approach permitted by the rules of the Securities and Exchange Commission ("SEC"). This approach reduces the cost and environmental impact of printing and distributing the proxy materials for our annual meeting.

We mailed a "Notice of Internet Availability of Proxy Materials" to all of our stockholders on or about August 29, 2014. The Notice gives you the choice to receive your proxy materials and vote your shares over the Internet or receive your proxy materials in printed form and vote by mailing back your proxy card. The Notice provides you with instructions on how to:

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  Access and review our proxy materials over the Internet;

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  Submit your vote over the Internet; and

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  Request and receive printed proxy materials.

This proxy statement, our annual report to stockholders for the fiscal year ended May 31, 2014 (referred to in this proxy statement as "Fiscal 2014") and our Fiscal 2014 annual report on Form 10-K may be viewed online at www.proxyvote.com.

 What proposals are stockholders voting on at the annual meeting?

Stockholders will vote on three proposals at the annual meeting:

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  Proposal 1 — The election of Patrick J. Kelly, Peter Pace, Timothy J. Romenesko and Ronald B. Woodard as Class III directors to serve until the 2017 annual meeting of stockholders;

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  Proposal 2 — An advisory resolution to approve the Company's Fiscal 2014 executive compensation; and

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  Proposal 3 — The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2015 (referred to in this proxy statement as "Fiscal 2015").

Who is entitled to vote?

You are entitled to vote your shares if you were an AAR CORP. stockholder at the close of business on August 19, 2014. This date is referred to in this proxy statement as the "record date."

Stockholder of Record.    If you were a "stockholder of record" at the close of business on the record date, you may vote your shares at the annual meeting. You are a "stockholder of record" if your shares are registered in your name with the Company's transfer agent.

Beneficial Owner.    If you were a "beneficial owner" of shares at the close of business on the record date, you may vote by giving voting instructions to your broker, bank or other nominee who is the "stockholder of record" of your shares. You are a "beneficial owner" of shares if your shares are held in a stock brokerage account or by a bank or other nominee. The Company has directed brokers, banks and other nominees to obtain voting instructions from their beneficial owners. Proxies submitted by nominees on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the beneficial owners. You will receive additional instructions from your broker, bank or other nominee explaining how you may vote your shares held by your nominee.

A list of stockholders of record entitled to vote will be available at the Company's corporate headquarters for 10 days prior to the meeting and at the meeting location during the meeting.

On the record date, 39,891,158 shares of common stock of the Company were outstanding. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the annual meeting.

How do stockholders vote by proxy or in person?

Stockholders of record at the close of business on the record date may vote on the matters that are before the annual meeting by proxy by completing, signing, dating and returning the enclosed proxy card or by voting by telephone or over the Internet, or in person by attending and voting at the annual meeting.

How do stockholders vote by telephone or over the Internet?

Specific instructions for using the telephone and Internet voting methods are set forth on the proxy card. These instructions are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded. You may vote by telephone or over the Internet 24 hours a day, seven days a week, until 10:59 p.m.

(Chicago time) on the day prior to the annual meeting. If you vote by telephone or over the Internet, please do not return your proxy card.

How do stockholders revoke a proxy?

You may revoke your proxy (e.g., to change your vote) at any time before it is exercised by:

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  Sending a written notice of revocation to the Secretary of the Company at the Company's address listed on the first page of this proxy statement;

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  Submitting another proxy by telephone or over the Internet;

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  Delivering a later dated, signed proxy; or

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  Voting in person at the annual meeting.

How will the proxy holders vote the shares?

The proxy holders will vote shares in accordance with instructions on the proxy card. If no instructions are given, the proxy holders will vote the shares as follows:

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  FOR the election of all of the four Class III director nominees;

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  FOR the advisory resolution to approve our Fiscal 2014 executive compensation; and

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  FOR the ratification of KPMG LLP as our independent registered public accounting firm for Fiscal 2015.

If any other matter properly comes before the annual meeting, the proxy holders will use their judgment to vote in a manner consistent with the best interest of stockholders. If any director nominee becomes unavailable for election for any reason prior to the annual meeting vote, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

What are the quorum and vote requirements?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if a majority of the outstanding shares of common stock entitled to vote at the meeting is present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, will be counted as present for purposes of determining whether there is a quorum. A "broker non-vote" will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Please note that brokers will have discretionary authority to vote shares on the ratification of KPMG; however, brokers may not vote shares on the election of directors or on the advisory resolution to approve executive compensation without specific instructions from their beneficial owners. Accordingly, please follow your broker's instructions so that your vote may be counted.

Inspectors of election appointed for the annual meeting will tabulate all votes cast in person or by proxy at the annual meeting. In the event a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

The following table indicates the vote required for approval of each matter to be presented to the stockholders at the annual meeting and the effect of "withhold" votes, abstentions, and broker non-votes.

	Required Vote	Effect of "Withhold" Votes, Abstentions and Broker Non-Votes
Proposal 1 — Election of Class III Directors	Affirmative vote of a plurality of the shares of common stock present and entitled to vote (the three nominees who receive the greatest number of votes will be elected directors of the Company).	"Withhold" votes and broker non-votes will have no effect on the voting for the election of directors."
Proposal 2 — Advisory Resolution to Approve Fiscal 2014 Executive Compensation	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	Abstentions will have the effect of a vote "against" and broker non-votes will have no effect on the voting for this matter.
Proposal 3 — Ratification of the Appointment of KPMG LLP	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	Abstentions will have the effect of a vote "against"; there will be no broker non-votes for this matter.

Who is the Company's proxy solicitor?

The Company has engaged D. F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist the Company in soliciting proxies at a total estimated cost of $11,500, plus reasonable out-of-pocket expenses. The cost of soliciting proxies will be paid by the Company. D. F. King & Co., Inc. may solicit proxies by mail, telephone, facsimile, e-mail, or in person. Certain officers, directors and employees of the Company may also solicit proxies for no additional compensation.

 PROPOSAL 1 — ELECTION OF OUR DIRECTORS

The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall consist of between three and 15 directors, with the exact number of directors to be set from time to time by the Board. The number of directors is currently set at 11. The members of the Board are divided into three classes, each having a three-year term that expires in successive years: Class I (three directors), Class II (four directors), and Class III (four directors).

The Board of Directors has nominated four individuals to be elected as Class III directors at the annual meeting, each to serve a three-year term expiring at the 2017 annual meeting or until the individual is succeeded by another qualified director who has been duly elected. The nominees for director in Class III at the annual meeting are Patrick J. Kelly, Peter Pace, Timothy J. Romenesko and Ronald B. Woodard.

Each nominee is currently serving as a director of the Company. Each nominee, other than Mr. Romenesko, has been determined by the Board to be "independent" within the meaning of the rules of the New York Stock Exchange ("NYSE") and the SEC. As President and Chief Operating Officer of the Company, Mr. Romenesko does not qualify as an independent director under the NYSE and SEC rules.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES.

 Information about Our Director Nominees and Our Continuing Directors

Information about the director nominees and continuing directors whose terms expire in future years is set forth below:

OUR DIRECTOR NOMINEES

Class III Directors whose terms expire at the 2014 annual meeting	Director Since
PATRICK J. KELLY, 59: Since 1986, Managing Director of KMK & Associates, LLC (a private equity firm with interests in companies operating in the food, distribution, technology, financial services, real estate and energy industries).	2006

Director Qualifications: The Board of Directors concluded that Mr. Kelly should serve as a director of the Company based on his leadership and operational experience at various businesses, his background as a long-term chief executive officer and his business expertise gained through his experience at a private equity firm with a diversified portfolio of operating companies.

PETER PACE, 68: General, U.S. Marine Corps (Retired). From 2005 to 2007, Chairman of the Joint Chiefs of Staff.	2012
Current public company directorships: Pike Electric Corp., Qualys, Inc. and Textura Corporation.
Other public company directorships held in the past five years: Laserlock Technologies, Inc. and Wi2Wi Corporation.

Director Qualifications: The Board of Directors concluded that General Pace should serve as a director of the Company based on his leadership and management skills and experience from over 40 years of service with the United States Marine Corps, culminating in his appointment as the 16th Chairman of the Joint Chiefs of Staff (the most senior position in the United States Armed Forces), where he served from 2005 to 2007 as the principal military adviser to the President, the Secretary of Defense, the National Security Council and the Homeland Security Council.

TIMOTHY J. ROMENESKO, 57: Since 2007, President and Chief Operating Officer of AAR CORP. From 1994 to 2007, Vice President, Chief Financial Officer and Treasurer of AAR CORP. From 1991 to 1994, Corporate Controller of AAR CORP.	2007

Director Qualifications: The Board of Directors concluded that Mr. Romenesko should serve as a director of the Company based on his current leadership position as President and Chief Operating Officer of the Company, his experience in various accounting and financial capacities during his 33-year career with the Company and his knowledge of the Company's commercial aviation and government and defense services markets.

RONALD B. WOODARD, 71: Since 2003, Chairman of MagnaDrive, Inc. (an industrial torque transfer equipment company, which he co-founded following his retirement from The Boeing Company after 32 years). From 1995 to 1998, President of the Boeing Commercial Airplane Group. From 1991 to 1994, Vice President and General Manager of the Renton Division of Boeing Commercial Aircraft. From 1987 to 1991, President of deHavilland Aircraft. Prior to that, Vice President and General Manager of the Materiel Division of Boeing Commercial Aircraft, and various other management positions.	2004
Current public company directorship: Outerwall, Inc.
Other public company directorships held in the past five years: Coinstar, Inc. and Continental Airlines, Inc.

Director Qualifications: The Board of Directors concluded that Mr. Woodard should serve as a director of the Company based on his management and manufacturing experience as a senior officer of The Boeing Company, his knowledge of the commercial aviation industry and his experience as a director of other public companies, including Continental Airlines, Inc.

OUR CONTINUING DIRECTORS

Class I Directors whose terms expire at the 2015 annual meeting
ANTHONY K. ANDERSON, 58: Since 2012, an independent business consultant. From 2006 to April 2012, Vice Chairperson and Managing Partner of Midwest Area at Ernst & Young LLP (a global accounting firm). Prior thereto, served in various management positions during a 35-year career with Ernst & Young LLP.	2012
Current public company directorships: Avery Dennison Corp., Exelon Corp. and First American Financial Corporation.

Director Qualifications: The Board of Directors concluded that Mr. Anderson should serve as a director of the Company based on his 35 years working with a global accounting firm, his accounting and financial knowledge, his leadership in developing management talent programs, his service as a director of other public companies, and his professional, civic and charitable service, including as a director of numerous not-for-profit organizations.

MICHAEL R. BOYCE, 66: Since 2005, Chairman and Chief Executive Officer of PQ Corporation (a specialty chemicals and catalyst company). Since 1998, Chairman and Chief Executive Officer of The Peak Group (an operating and acquisition company). From 1990 to 1998, President and Chief Operating Officer of Harris Chemical Group, Inc. (a chemicals company).	2005
Current public company directorship: Stepan Company.

Director Qualifications: The Board of Directors concluded that Mr. Boyce should serve as a director of the Company based on his experience as Chairman and Chief Executive Officer of two leading global organizations, his insight into global manufacturing, supply and distribution practices and his international business development skills.

DAVID P. STORCH, 61: Since 2007, Chairman of the Board and Chief Executive Officer of AAR CORP. From 2005 to 2007, Chairman of the Board, President and Chief Executive Officer of AAR CORP. From 1996 to 2005, President and Chief Executive Officer of AAR CORP. From 1989 to 1996, President and Chief Operating Officer of AAR CORP. From 1988 to 1989, Vice President of AAR CORP.	1989
Current public company directorships: KapStone Paper and Packaging Corp. and Kemper Corporation.

Director Qualifications: The Board of Directors concluded that Mr. Storch should serve as a director of the Company based on his current position as Chairman and Chief Executive Officer of the Company, his leadership and management skills, his understanding of the Company's businesses gained during his 35-year career with the Company, his knowledge of the commercial aviation and government and defense services markets, and his leadership role in transforming the Company into a leading international provider of products and services to the commercial aviation and government and defense services markets, with front-end manufacturing and after-market support to domestic and international customers.

Class II Directors whose terms expire at the 2016 annual meeting
NORMAN R. BOBINS, 71: Since 2008, Non-Executive Chairman of The PrivateBank and Trust Company - Chicago (a financial services company) and Chief Executive Officer of Norman Bobins Consulting, LLC. From May 2007 until October 2007, Chairman of the Board of LaSalle Bank Corporation. From 2002 to 2007, President and Chief Executive Officer of LaSalle Bank Corporation. From 2006 to 2007, President and Chief Executive Officer of ABN AMRO North America. From 2002 to 2007, Senior Executive Vice President at ABN AMRO Bank N.V., the Dutch parent of LaSalle Bank Corporation.	2007
Current public company directorships: AGL Resources Inc., Aviv REIT, Inc., PrivateBancorp, Inc. and SIMS Metal Management Limited.
Other public company directorships held in the past five years: Global Hyatt Corp. and Nicor Inc.

Director Qualifications: The Board of Directors concluded that Mr. Bobins should serve as a director of the Company based on his 44 years of banking experience, his financial and accounting knowledge, his service as a director of other public companies, and his civic involvement as a director of various not-for-profit organizations.

RONALD R. FOGLEMAN, 72: Since 1997, President and Chief Operating Officer of B Bar J Cattle & Consulting Company (a consulting company). From 1994 to 1997, General, Chief of Staff of the United States Air Force, Washington, D.C.	2001
Current public company directorship: Alliant Techsystems, Inc.

Director Qualifications: The Board of Directors concluded that General Fogleman should serve as a director of the Company based on his leadership skills and record of accomplishment during a 34-year career with the United States Air Force, his business experience and business relationships gained through his senior management positions at two consulting organizations, his understanding of the government defense and services markets and his service as a director of other public companies. General Fogleman was elected as the Company's Lead Director in April 2013.

JAMES E. GOODWIN, 70: Since 2009, Chairman of Federal Signal Corporation (a safety and security products manufacturer). From 2007 to 2008, Interim President and Chief Executive Officer of Federal Signal Corporation. From 2001 to 2007, an independent business consultant. From 1999 to 2001, Chairman and Chief Executive Officer of UAL, Inc. and United Airlines, Inc., from which he retired after 34 years. From 1998 to 1999, President and Chief Operating Officer of United Airlines, Inc. From 1992 to 1998, Senior Vice President of United Airlines, Inc.	2002
Current public company directorships: Federal Signal Corporation and John Bean Technologies Corporation.
Other public company directorship held in the past five years: First Chicago Bancorp.

Director Qualifications: The Board of Directors concluded that Mr. Goodwin should serve as a director of the Company based on his airline industry experience and expertise, including his leadership positions at UAL, Inc. and United Airlines, Inc., his management experience and his financial expertise, as well as his global consulting experience and his service as a director of other public companies.

MARC J. WALFISH, 62: Since 2003, Founding Partner of Merit Capital Partners (a mezzanine investor company). From 1991 to 2003, partner at William Blair Mezzanine Capital Partners. From 1978 to 1991, various positions at Prudential Capital Corporation, most recently as Senior Vice President.	2003

Director Qualifications: The Board of Directors concluded that Mr. Walfish should serve as a director of the Company based on his experience in the finance industry, including as a founding partner of Merit Capital Partners, a mezzanine investor company, his knowledge of the capital markets and his expertise in corporate finance, strategic planning and risk management.

 PROPOSAL 2 — ADVISORY RESOLUTION TO
APPROVE OUR FISCAL 2014 EXECUTIVE COMPENSATION

We are asking our stockholders to approve the following advisory resolution (commonly known as a say-on-pay proposal) on the compensation awarded to our named executive officers for Fiscal 2014 as disclosed in this proxy statement:

  "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers for Fiscal 2014 as reported in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

We encourage our stockholders to read the "Compensation Discussion and Analysis" on pages 27-50 and the "Summary Compensation Table" and other compensation tables and related narrative starting on page 52 of this proxy statement. These sections describe our executive compensation policies and practices and provide detailed information about the compensation of our named executive officers.

As described under "Stockholder Outreach Program" in the "2014 Proxy Statement Summary" and "Compensation Discussion and Analysis," the Company conducted a stockholder outreach program in Fiscal 2014 to understand, consider and respond to stockholder concerns. With respect to executive compensation matters, the Company's key actions in Fiscal 2014 included the following:

  •
  Our new employment agreement with our Chairman and Chief Executive Officer David P. Storch eliminated tax gross-ups, "single-trigger" vesting of stock awards, Mr. Storch's ability to terminate employment for any reason during the 25th month after a change in control and still receive severance, and other so-called "problematic pay practices" (as determined by ISS);

  •
  The award agreements under the Company's 2013 stock plan also eliminated automatic "single-trigger" vesting of stock awards and imposed "double-trigger" vesting requiring a change in control and a termination of employment;

  •
  The Company reduced by 30% the performance-based cash bonuses determined under its Fiscal 2014 short-term incentive plan for the five named executive officers whose bonuses were based on Company-wide performance;

  •
  The Company reduced by 50% the Fiscal 2014 non-qualified deferred compensation contributions made to three named executive officers, including the Chairman and Chief Executive Officer and the President and Chief Operating Officer (two other named executive officers received the minimum contribution and the sixth named executive officer does not participate in the plan); and

  •
  The Company also made further substantive changes to its Fiscal 2015 executive compensation program, as described in the "Compensation Discussion and Analysis," including a significant reduction in the stock awards under the Fiscal 2015 long-term incentive plan and the introduction of a return on invested capital performance goal for performance-based restricted stock granted under its Fiscal 2015 long-term incentive plan.

Our Board of Directors recommends a vote "FOR" the Company's Fiscal 2014 say-on-pay proposal. The Board believes that the executive compensation paid to the named executive officers was fair and appropriate in Fiscal 2014 and that the Company has responded appropriately to stockholder concerns in revising its executive compensation program.

Our stockholders, upon the recommendation of our Board of Directors, previously voted that our say-on-pay proposal should be considered by stockholders at each annual meeting given the importance of the Company's executive compensation program. While the say-on-pay vote is not binding on the Board of Directors, the Board reviews and considers the results of the say-on-pay vote (as it did in response to the Fiscal 2013 say-on-pay vote), the opinions of our stockholders and other relevant factors in making future decisions regarding the Company's executive compensation program. Our stockholders will vote next on the frequency of our say-on-pay proposal (i.e., whether to hold a say-on-pay vote annually, every two years or every three years) at our 2017 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE ADVISORY RESOLUTION TO APPROVE OUR FISCAL 2014 EXECUTIVE
COMPENSATION.

 PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company's independent registered public accounting firm reports to, and is engaged at the direction of, the Audit Committee of the Company's Board of Directors.

The Audit Committee appointed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for Fiscal 2015, after consideration and determination of KPMG's independence in light of all services rendered to the Company and its past performance as the Company's independent registered public accounting firm. The Board of Directors asks that stockholders ratify the appointment of KPMG as the Company's independent registered public accounting firm for Fiscal 2015. Representatives of KPMG are expected to be present at the annual meeting, with the opportunity to make a statement if they so desire and to respond to appropriate questions of stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal 2013 and Fiscal 2014 for audit, audit-related and tax services provided by the Company's independent registered public accounting firm.

Description of Fees	Fiscal 2013 ($)	Fiscal 2014 ($)
Audit Fees	1,689,980	1,794,370
Audit-Related Fees[1]	136,375	136,000
Tax Fees[2]	373,317	387,109
1
Fiscal 2013 audit-related fees were for two comfort letters, purchase price allocation and related acquisition work, technical research and statutory audits of foreign subsidiaries. Fiscal 2014 audit-related fees were for two consents on registration statement filings, acquisition due diligence assistance and SEC comment letter services.

2
Tax fees include domestic and foreign income tax return reviews.

Audit Committee pre-approval is required for any audit, audit-related, tax or other services to be provided by the independent registered public accounting firm.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

 Audit Committee Report for Fiscal 2014

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Company's management is primarily responsible for the Company's financial statements and the quality and integrity of the reporting process and systems of internal control. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and the effectiveness of internal controls over financial reporting and for expressing opinions thereon.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for Fiscal 2014 with the Company's management and representatives of the Company's independent registered public accounting firm, including a discussion of the reasonableness of significant judgments and accounting estimates, and clarity of disclosures in the financial statements. The Audit Committee also reviewed with management and the independent registered public accounting firm the preparation of the financial statements and related disclosures contained in the Company's earnings announcements and quarterly reports. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with United States generally accepted accounting principles ("GAAP"), and the independent registered public accounting firm has expressed an opinion based on their audit that the financial statements are in conformance with GAAP in all material respects. The Audit Committee is not responsible for planning or conducting audits, or the determination that the Company's financial statements are complete and accurate and in accordance with GAAP. That is the responsibility of management and the independent registered public accounting firm.

The Audit Committee reviewed and discussed with the independent registered public accounting firm and management the overall scope and plans for the audit, the quality, adequacy and assessment of the effectiveness of internal controls over financial reporting, and the Internal Audit Department's management, organization, responsibilities, budget and staffing. The Audit Committee also met with the independent registered public accounting firm representatives without management present and discussed the results of their audits, their evaluation of the Company's internal controls over financial reporting, disclosure controls and the overall quality (not just acceptability) of the Company's accounting policies and financial reporting.

The Audit Committee also discussed with the representatives of the independent registered public accounting firm (i) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 ("Communications with Audit Committees"), and (ii) the independent registered public accounting firm's independence from the Company and its management, including the matters in the written disclosures and letter furnished to the Audit Committee by the independent registered public accounting firm and required by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee determined that the non-audit services provided to the Company by the independent registered public accounting firm are compatible with maintaining the independent registered public accounting firm's independence.

In reliance on its review of the audited financial statements and the discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2014 for filing with the SEC.

The Audit Committee also reviewed and assessed the adequacy of the Audit Committee charter and conducted an Audit Committee self-assessment in which it concluded that the Committee operates effectively and successfully carried out all of its charter responsibilities.

Respectfully submitted,

Audit Committee

  James E. Goodwin, Chairman
  Anthony K. Anderson
  Norman R. Bobins
  Patrick J. Kelly
  Marc J. Walfish
  Ronald B. Woodard

 CORPORATE GOVERNANCE

The Company is committed to good corporate governance. We regularly review our policies and procedures, giving due consideration to current developments and "best practices." We believe that we comply with all applicable SEC and NYSE rules and regulations, and we have adopted additional corporate governance practices that we believe are in the best interests of the Company and its stockholders.

Copies of the following corporate governance documents are available on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance":

  •
  Corporate Governance Guidelines

  •
  Categorical Standards for Determining Director Independence

  •
  Code of Business Ethics and Conduct

  •
  Audit Committee Charter

  •
  Compensation Committee Charter

  •
  Nominating and Governance Committee Charter

  •
  Executive Committee Charter

  •
  Conflict Minerals Policy

These corporate governance documents are also available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Company maintains an Ethics Hotline through an independent third-party provider to receive confidential complaints, information, suggestions or recommendations concerning the Company, its officers, directors, employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements. The Ethics Hotline is toll-free and permits callers to identify themselves or remain anonymous at their election.

Director Nominations and Qualifications

The Board of Directors, acting through its Nominating and Governance Committee, is responsible for identifying, evaluating and recommending candidates for director. The Nominating and Governance Committee obtains recommendations from management, other directors, business and community leaders and stockholders, and may retain the services of a consultant to assist in identifying candidates. The Nominating and Governance Committee considers all director candidates in the same manner, including director candidates recommended by stockholders, regardless of the source of the recommendation. In its evaluation of director candidates, the Nominating and Governance Committee considers the factors specified in the Company's Corporate Governance Guidelines, including:

  •
  A high level of integrity and professional and personal ethics and values consistent with those of the Company;

  •
  Professional background and relevant business and industry experience;

  •
  Current employment, leadership experience and other board service;

  •
  Demonstrated business acumen or special technical skills or expertise (e.g., audit, financial, legal or aviation and government/defense), particularly in areas where the Board currently lacks specific skills;

  •
  A commitment to enhancing stockholder value and serving the interests of all stockholders;

  •
  Independence (including within the meaning of the applicable NYSE rules) and freedom from any conflicts of interest that would interfere with a director's ability to discharge his duties;

  •
  Willingness and ability to make the commitment of time and attention necessary for effective Board service;

  •
  A balance of business, financial and other experience, expertise, capabilities and perspectives among sitting directors in the context of the current composition of the Board, operating requirements of the Company and long-term interests of stockholders; and

  •
  Other factors the Nominating and Governance Committee deems appropriate.

The Nominating and Governance Committee considers the racial, ethnic and gender diversity of the Board and director candidates, as well as the diversity of their knowledge, skills, experience, background and perspective, to assure that the Company maintains the benefit of a diverse, balanced and effective Board.

A full list of the qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance" and is available in print to any stockholder upon written request to the Secretary of the Company at the address listed on the first page of this proxy statement. The Nominating and Governance Committee regularly reviews these qualifications and the performance of individual directors and the Board as a whole.

Following its evaluation of director candidates, the Nominating and Governance Committee recommends its director nominees to the Board of Directors. Based on its review and consideration of the Committee's recommendation, the Board makes the final determination of director nominees to be elected by the Company's stockholders.

Stockholders may submit a proposed nomination to the Nominating and Governance Committee for consideration with respect to the 2015 annual meeting of stockholders by writing to the Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. To be considered, proposed nominations must be received by the Secretary of the Company no later than April 11, 2015, must state the reasons for the proposed nomination and contain the information required under the Company's By-Laws, including the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations, information as to stock ownership, other arrangements regarding the common stock, and any other qualifications. Proposed nominations must also include a statement indicating that the proposed nominees have consented to being named in the proxy statement and to serve if elected.

 Director Independence

A majority of the members of the Board of Directors must be independent directors under the Company's Corporate Governance Guidelines and applicable SEC and NYSE rules. The Nominating and Governance Committee and the Board of Directors review each director annually and make a determination concerning independence after consideration of all known facts and circumstances. The Board has established categorical standards to assist it in determining director independence. The Company's "Categorical Standards for Determining Director Independence" include all of the elements of the applicable SEC and NYSE rules with respect to director independence, as well as those of the Company, and are available on the Company's website. Based on these categorical standards, its review of all relevant facts and information available, and the recommendations of the Nominating and Governance Committee, the Board, at its meeting in July 2014, affirmatively determined that no director has a material relationship with the Company that would impair the director's ability to exercise independent judgment and, accordingly, that each director is an independent director, except for David P. Storch, due to his status as Chairman of the Board and Chief Executive Officer of the Company, and Timothy J. Romenesko, due to his status as President and Chief Operating Officer of the Company. Under the NYSE rules, a director employed by the Company is not an independent director by definition.

Board Leadership and Lead Director

The Board of Directors determines the leadership structure for the Board and the Company in a manner that it believes best serves the interests of the Company's stockholders.

The Corporate Governance Guidelines provides that the Board shall have a Lead Director elected by the independent directors. The Lead Director chairs all executive sessions of the independent directors and works closely with the Chief Executive Officer on Board agendas, schedules and meetings. Ronald R. Fogleman, Chair of the Nominating and Governance Committee, currently serves as the Board's Lead Director.

The Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and Chief Executive Officer. Currently, the Company's Chief Executive Officer, David P. Storch, is also Chairman of the Board. The Board continues to believe having Mr. Storch as Chairman and Chief Executive Officer is the most effective and appropriate leadership structure for the Board and the Company at this time for the following principal reasons:

  •
  Mr. Storch is the second Chairman and Chief Executive Officer in the Company's 63-year history. This stability at the most senior executive position within the Company has had a strong and positive impact on the Company's culture and contributed to the Company's ability to respond to business cycles in the commercial aviation and government and defense services markets.

  •
  Mr. Storch has served the Company in senior management positions for 25 years (beginning in 1989 as President and Chief Operating Officer of the Company and continuing with his assumption of the Chief Executive Officer title in 1996 and his assumption of the Chairman of the Board title in 2005).

  •
  Mr. Storch's expertise and experience provides the Company with a unique skill-set, including: his knowledge of the commercial aviation and government and defense services markets; his shaping of the Company's culture; his understanding of the Company's businesses, employees and customers; and his leadership role in the Company's transformation from a supplier of aircraft parts and aftermarket services for commercial airlines into a leading international provider of products and services to the commercial aviation and government and defense services markets.

  •
  The Board of Directors provides substantial independent oversight of the conduct of the Company's business, including through the interaction and communication between the Lead Director and the Chief Executive Officer. The independent directors meet regularly in executive sessions, including at every regularly scheduled Board meeting, after which the Lead Director briefs Mr. Storch, as appropriate.

  •
  The Board of Directors conducts an annual evaluation of the Chairman and Chief Executive Officer that focuses on Mr. Storch's performance in carrying out the responsibilities of the two positions. In Fiscal 2014, the Board concluded that Mr. Storch's excellent performance as Chairman and Chief Executive Officer of the Company continued to serve the best interests of the Company's stockholders.

Risk Management Oversight

The Board of Directors, directly and through its committees, is responsible for overseeing management's process for assessing and managing the Company's exposure to risks. In that role, the Board regularly reviews and responds to management's business strategies and initiatives, the Company's quarterly and annual financial results, and information relating to the Company's competitive position, customer base, and capital and liquidity position. The Board holds an annual strategy session with senior management devoted entirely to a review and consideration of the Company's businesses, markets, customers, competitors, and strategic initiatives and direction. This meeting includes an assessment of the key challenges and risks of the Company's businesses, and the opportunities for addressing and responding to these challenges and risks.

The Audit Committee, on behalf of the Board, oversees the enterprise risk management committee, which is composed of Company employees and is responsible for identifying the principal risks to the Company, developing and implementing risk mitigation strategies, auditing the effectiveness of the risk mitigation strategies and reporting to the Audit Committee. The enterprise risk management committee meets regularly with the Audit Committee to review and discuss the Company's principal risks and outline its risk mitigation approach for addressing these risks. The Audit Committee reports to the Board on risks relating to accounting, financial reporting and legal compliance, risks identified by the Company's internal and external auditors, and matters raised through the Company's Ethics Hotline. The Compensation Committee oversees and reports to the Board on the Company's incentive compensation programs to provide that they are appropriately structured to incentivize officers and key employees while assuring appropriate risk. The Nominating and Governance Committee oversees and reports to the Board on corporate governance risks, including director independence and related party transactions.

The Board and its committees receive information from and have regular access to the individual members of management responsible for managing risk, including the Company's Chief Executive Officer, President, Chief Financial Officer, Group Vice Presidents, Controller, General Counsel and Internal Auditor. The directors meet each quarter with a broader group of the Company's employees at regularly scheduled Board dinners as an informal way of learning more about the Company's businesses and its employees. The Board also schedules at least one meeting per year at a Company facility other than the corporate headquarters to promote interaction with local management and employees and allow directors a first-hand opportunity to inspect the Company's business operations.

Executive Sessions

Independent directors of the Board meet in executive session without management as part of each regular Board meeting and otherwise when circumstances make it advisable or necessary. The Lead Director presides at the executive sessions of independent directors.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board, the Chairman of the Board, the Lead Director, independent directors as a group, or any individual director or Committee Chairman by mail addressed to:

  AAR CORP.
  Attention: Independent Directors, Lead Director or the name of the individual director
  c/o Corporate Secretary
  One AAR Place
  1100 North Wood Dale Road
  Wood Dale, Illinois 60191

The independent members of the Board of Directors have approved procedures for the processing, review and disposition of all communications sent by stockholders or other interested parties to the Board of Directors.

Corporate Governance Guidelines

The Board of Directors adopted Corporate Governance Guidelines to codify long-standing policies and procedures and to demonstrate its commitment to corporate governance best practices. These Guidelines, under the administration of the Nominating and Governance Committee of the Board of Directors, address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management evaluation and succession, and the annual performance evaluation of the Board of Directors. These Guidelines are reviewed and approved annually by the Nominating and Governance Committee and the Board of Directors, most recently in July 2014.

Code of Business Ethics and Conduct

The Company's Code of Business Ethics and Conduct adopted by the Board of Directors applies to all directors, officers, and employees, including the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, and the Chief Accounting Officer and Controller. The purpose of the Code of Business Ethics and Conduct is to promote the highest ethical standards in the Company's business practices and procedures, including the ethical handling of actual or apparent conflicts of interest; full, fair and timely disclosure; and compliance with applicable laws and governmental rules and regulations. Employees are encouraged to report to the Company any conduct that they believe in good faith to be in violation of the Code of Business Ethics and Conduct. We will post any amendments to the Code of Business Ethics and Conduct and any waivers from the Code granted by the Board to directors or executive officers on the Company's website, as required under SEC rules.

 Related Person Transaction Policy

The purpose of the Related Person Transaction Policy, as adopted by the Board of Directors, is to provide for the identification, review, and consideration of transactions between the Company or its subsidiaries and any related persons. "Related persons" means: the Company's directors; director nominees; executive officers; greater than five percent beneficial owners of the Company's voting securities; members of their immediate families; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, a principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Under the Policy, any related person transaction involving amounts in excess of $120,000 must be reviewed, considered, and approved by the Board of Directors directly or through the Nominating and Governance Committee. Review of a proposed related person transaction takes into consideration the purpose of, and the potential benefits to the Company from, the related person transaction, and the impact of the related person transaction on a director's independence in the event that the related person is a director or an immediate family member of a director. No member of the Board or the Nominating and Governance Committee may participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The Policy provides that the Company may undertake certain pre-approved related person transactions (e.g., transactions in which the related person's interest derives solely from his or her service as a director of another corporation or entity that is a party to the transaction) without further specific review, consideration and approval.

The Company has a Founder's Agreement with Ira A. Eichner, the Founder and former Chairman of the Board of the Company. The Founder's Agreement recognizes Mr. Eichner's extraordinary contributions to the Company for over 56 years and the value to the Company of an ongoing relationship with Mr. Eichner. Under the Founder's Agreement. Mr. Eichner receives a quarterly retainer of $25,000. Mr. Eichner also participates in the Company's Non-Employee Directors' Retirement Plan until December 1, 2015 (see "—Director Compensation"). Mr. Eichner is Mr. Storch's father-in-law.

 Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Committee. The following table identifies the current members of each committee:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
Anthony K. Anderson	X	X
Norman R. Bobins	X	X
Michael R. Boyce		X	X
Ronald R. Fogleman		X	Chair	X
James E. Goodwin	Chair		X	X
Patrick J. Kelly	X		X
Peter Pace		X	X
David P. Storch				Chair
Marc J. Walfish	X		X	X
Ronald B. Woodard	X	Chair

Audit Committee

The Audit Committee is comprised entirely of independent directors qualified to serve on the Audit Committee under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. Its members are James E. Goodwin (Chair), Anthony K. Anderson, Norman R. Bobins, Patrick J. Kelly, Marc J. Walfish and Ronald B. Woodard. The Board of Directors has determined that each Audit Committee member is an "audit committee financial expert" within the meaning of applicable SEC rules.

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Audit Committee and the Board of Directors at their July 2014 meetings. The full text of the Audit Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Audit Committee is primarily concerned with the integrity of the Company's financial statements, compliance with legal and regulatory requirements and the performance of the Company's internal audit function and independent registered public accounting firm. The Audit Committee performs the specific functions described in its charter, including:

  •
  Approves and engages the independent registered public accounting firm that audits the Company's consolidated financial statements;

  •
  Pre-approves all non-audit and audit-related services furnished by the independent registered public accounting firm;

  •
  Maintains communication between the Board and the independent registered public accounting firm;

  •
  Monitors the qualifications, independence and performance of the independent registered public accounting firm;

  •
  Oversees and reviews the Company's financial reporting processes and practices;

  •
  Oversees and reviews the quality and adequacy of internal controls over financial reporting, disclosure controls and the organization and performance of the Company's internal audit department;

  •
  Reviews the scope and results of audits;

  •
  Oversees the Company's enterprise risk management committee; and

  •
  Meets with the independent registered public accounting firm representatives and internal audit department representatives without members of management present.

The Audit Committee held seven meetings during Fiscal 2014. The Audit Committee Report for Fiscal 2014 appears on pages 13-14.

Compensation Committee

The Compensation Committee is comprised entirely of independent directors as defined under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. Its members are Ronald B. Woodard (Chair), Anthony K. Anderson, Norman R. Bobins, Michael R. Boyce, Ronald R. Fogleman and Peter Pace.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Compensation Committee and the Board of Directors at their July 2014 meetings. The full text of the Compensation Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Compensation Committee is primarily concerned with establishing, reviewing and approving Chief Executive Officer compensation, reviewing and approving other senior executive compensation and overseeing the Company's stock plans and any other compensation and employee benefit plans. The Compensation Committee performs the specific functions described in its charter, including:

  •
  Reviews and approves compensation policies and practices for all elected corporate officers, including named executive officers;

  •
  Sets the compensation of the Chief Executive Officer and, together with the full Board, evaluates the Chief Executive Officer's performance;

  •
  Administers the Company's annual cash incentive and long-term stock incentive programs for officers, the AAR CORP. Stock Benefit Plan, the AAR CORP. 2013 Stock Plan and the AAR CORP. Section 162(m) Annual Cash Incentive Plan;

  •
  Recommends director compensation and benefits to the Board for approval; and

  •
  Oversees administration of certain other employee benefit, director deferred compensation, savings and retirement plans.

The Compensation Committee held five meetings during Fiscal 2014. The Compensation Committee Report on Executive Compensation for Fiscal 2014 appears on page 51. Information about the role of the Compensation Committee consultant and management in the executive compensation process is set forth under "Executive Compensation — Compensation Discussion and Analysis" section on pages 46-47.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised entirely of independent directors as defined under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. Its members are Ronald R. Fogleman (Chair), Michael R. Boyce, James E. Goodwin, Patrick J. Kelly, Peter Pace and Marc J. Walfish.

The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Nominating and Governance Committee and the Board of Directors at their July 2014 meetings. The full text of the Nominating and Governance Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Nominating and Governance Committee is responsible for both nominating and governance matters as described in its charter. The Nominating and Governance Committee performs the specific functions described in its charter, including:

  •
  Oversees the composition, structure and evaluation of the Board and its committees;

  •
  Reviews, considers, and acts upon related person transactions;

  •
  Develops and recommends Corporate Governance Guidelines for Board approval; and

  •
  Monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees.

The Nominating and Governance Committee held three meetings during Fiscal 2014.

Executive Committee

The Executive Committee is comprised of David P. Storch (Chair), James E. Goodwin, Ronald R. Fogleman and Marc J. Walfish. Messrs. Goodwin, Fogleman and Walfish are independent directors as defined by applicable SEC and NYSE rules. As Chairman and Chief Executive Officer of the Company, Mr. Storch does not qualify as an independent director under the NYSE and SEC rules.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Board of Directors at its July 2014 meeting. The full text of the Executive Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Executive Committee is authorized to meet between meetings of the Board of Directors and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee's charter, the Board, applicable law and the Company's By-Laws.

The Executive Committee did not meet during Fiscal 2014.

Board Meetings and Attendance

During Fiscal 2014, the Board held five meetings and acted by unanimous written consent on two occasions. All directors attended at least 75% of the Board meetings and meetings of Board committees on which they served in Fiscal 2014.

The Company's Corporate Governance Guidelines provide that directors are expected to attend all stockholder meetings. All members of the Company's Board of Directors attended the Company's 2013 annual meeting of stockholders.

Director Compensation

The Board believes that compensation for any director who is not an officer or employee of the Company or any subsidiary should be a mix of cash and equity compensation. Directors who are officers or employees of the Company or any subsidiary receive no additional compensation for service on the Board or any of its committees.

The Board of Directors reviews director compensation annually to ensure that it is fair, appropriate and in line with its peer group companies. At its January 2013 meeting, the Board reviewed the findings of a report by its independent compensation consultant analyzing director compensation information of the Company and its peer group companies. This report showed that the Company's cash compensation for directors was above the median of the Company's peer group, the Company's equity compensation was below the median and total compensation was slightly below the median of the peer group (see pages 35-37 for information relating to the Company's peer group). Based on this information, the Board, upon the recommendation of the Compensation Committee, made no changes to its Fiscal 2014 director compensation program.

The following table identifies the elements of director compensation in effect during Fiscal 2014:

Compensation Element	Fiscal 2014 Non-Employee Director Compensation Program
Annual Retainer	$50,000
Lead Director Annual Retainer	$30,000
Committee Chair Annual Retainer	$10,000
Board and Committee Meeting Fees	$2,500 per meeting ($1,250 for telephone meetings)
Annual Stock Award	5,000 shares of common stock (vesting after one year)

All retainers are paid quarterly, and meeting fees are paid promptly following each meeting attended. The annual stock award was approved at the Board's January 2014 meeting with an effective date of June 1, 2014. Each non-employee director may elect to defer receipt of the retainers and meeting fees pursuant to the Company's Non-Employee Directors' Deferred Compensation Plan (the "Director Plan"). Under the Director Plan, deferred retainer fees are converted into stock units equivalent to shares of common stock, and deferred meeting fees are credited with interest quarterly based on the 10-Year United States Treasury Bond rate. Distributions of deferred retainer fees under the Director Plan are paid in cash or in shares of common stock of equivalent value, at the participant's election, and distribution of deferred meeting fees are made in cash, in each case upon termination of service on the Board or on the happening of certain other events, as specified in the Director Plan.

Each non-employee director, upon being elected a director, receives term life insurance coverage of $200,000 and is eligible (with spouse) to participate in a Company-paid, annual physical program. The Company also reimburses its directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

Director Compensation Table

General.    The following table sets forth all compensation paid to each non-employee director for Fiscal 2014:

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)
Anthony K. Anderson	86,250	103,400	0	0	0	$747	190,397
Norman R. Bobins	86,250	103,400	0	0	0	747	190,397
Michael R. Boyce	72,500	103,400	0	0	0	2,238	178,138
Ronald R. Fogleman	120,000	103,400	0	0	0	2,429	225,829
James E. Goodwin	92,500	103,400	0	0	0	7,247	203,147
Patrick J. Kelly	82,500	103,400	0	0	0	747	186,647
Peter Pace	78,750	103,400	0	0	0	4,596	186,746
Marc J. Walfish	80,000	103,400	0	0	0	2,331	185,731
Ronald B. Woodard	96,250	103,400	0	0	0	747	200,397
1
Mr. Storch and Mr. Romenesko are not included in this table, because as employee directors of the Company, they receive no additional compensation for their service as directors. Their compensation from the Company is set forth in the Summary Compensation Table in this proxy statement.

2
The following table provides a breakdown of director fees earned or paid in cash for Fiscal 2014:

Name	Annual Retainer ($)	Committee Chair Retainer Fees ($)	Meeting Fees ($)	Lead Director Fee	Total ($)
Anthony K. Anderson	50,000	—	36,250	—	86,250
Norman R. Bobins	50,000	—	36,250	—	86,250
Michael R. Boyce	50,000	—	22,500	—	72,500
Ronald R. Fogleman	50,000	10,000	30,000	30,000	120,000
James E. Goodwin	50,000	10,000	32,500	—	92,500
Patrick J. Kelly	50,000	—	32,500	—	82,500
Peter Pace	50,000	—	28,750	—	78,750
Marc J. Walfish	50,000	—	30,000	—	80,000
Ronald B. Woodard	50,000	10,000	36,250	—	96,250

3
The amounts in this column reflect the aggregate grant date fair value of the Fiscal 2014 stock awards granted to each non-employee director computed in accordance with FASB ASC Topic 718. As of May 31, 2014, each non-employee director held 5,000 unvested restricted shares. On June 2, 2014, each non-employee director received a grant of 5,000 shares that will vest on June 2, 2015.

4
No stock options were granted to non-employee directors in Fiscal 2014. The aggregate number of shares issuable pursuant to stock options held by each non-employee director as of May 31, 2014 was as follows: Mr. Anderson, 0; Mr. Bobins, 0; Mr. Boyce, 0; General Fogleman, 3,500; Mr. Goodwin, 3,500; Mr. Kelly, 0; General Pace, 0; Mr. Walfish, 3,500; and Mr. Woodard, 0.

5
This column includes reimbursed expenses in connection with spousal travel and/or travel and hotel expense in connection with the Company-paid director/spouse annual physical program as well as the cost of the annual physical program and the cost of term life insurance.

Fiscal 2015 Director Compensation.    At its April 2014 meeting, the Board, upon the recommendation of the Compensation Committee and following a presentation by its independent compensation consultant on director compensation trends and best practices, approved the same director compensation program in Fiscal 2015 that was in effect in Fiscal 2014.

Compensation Committee Interlocks and Insider Participation

Messrs. Anderson, Bobins, Boyce, and Woodard, General Fogleman and General Pace, all of whom are independent non-employee directors, are the current members of the Compensation Committee of the Board of Directors of the Company. During Fiscal 2014, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") describes our Fiscal 2014 executive compensation program. It provides information about the goals and the key elements of the program and explains the reasons behind the Compensation Committee's executive compensation decisions.

Our focus in this CD&A is the Fiscal 2014 compensation of the following "named executive officers" of the Company:

Name	Title
David P. Storch	Chairman of the Board and Chief Executive Officer
Timothy J. Romenesko	President and Chief Operating Officer
John C. Fortson	Vice President, Chief Financial Officer and Treasurer since July 25, 2013
Randy J. Martinez	Group Vice President — Airlift
Robert J. Regan	Vice President, General Counsel and Secretary
Michael J. Sharp	Acting Chief Financial Officer and Treasurer through July 25, 2013 and Vice President, Controller and Chief Accounting Officer

Executive Summary

Goals of Our Executive Compensation Program

The primary goals of our executive compensation program are to:

  •
  Attract and retain talented executives capable of producing outstanding business results for the Company;

  •
  Motivate and reward executives by paying for performance in a manner that takes into account Company, business group and individual performance; and

  •
  Provide for compensation that strikes a proper balance between short-term and long-term compensation, and between cash and stock compensation, with an emphasis on stock compensation to align the interests of executives with the interests of the Company's stockholders.

Fiscal 2014 Business Performance Highlights

AAR CORP. (the "Company") is a leading provider of diversified products and services to the worldwide aviation and government and defense markets. We delivered solid financial results for Fiscal 2014 despite reductions in demand from our government and defense customers owing principally to the drawdown of the U.S. military presence in Afghanistan.

Our continued focus on our core businesses — aviation services and technology products — together with ongoing efforts to manage costs and strengthen our balance sheet, contributed to the following performance highlights in Fiscal 2014:

  •
  We reported record diluted earnings per share of $1.83, compared to $1.38 per share in Fiscal 2013;

  •
  We generated strong cash flow in Fiscal 2014, producing almost $140 million in cash flow from operations and $113 million in free cash flow, which allowed us to reduce our net debt by $89 million, pay dividends totaling $11.8 million to our stockholders and invest further in our businesses to ensure future growth;

  •
  We expanded our product/service portfolio and strengthened our strategic capabilities in Fiscal 2014 with the opening of a new airframe service center in Lake Charles, Louisiana, the acquisition of a niche commercial cargo loading systems business in Germany and the addition of a new supply chain hub in Brussels, Belgium;

  •
  Our stock price increased 21% in Fiscal 2014 to $24.30 per share from $20.06 per share, and 66% in Fiscal 2013 to $20.06 per share from $12.05 per share (our stock price on August 22, 2014 was $27.23 per share); and

  •
  We received several industry awards in recognition of our performance ("Best Airframe MRO Provider in the Americas," "Outstanding Component Repair Provider" and "Boeing Gold Performance Excellence Award"), and we were once again named as one of Forbes magazine's "100 Most Trustworthy Companies" in 2014.

For more information about our financial and operating performance in Fiscal 2014, please see "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed with the SEC on July 17, 2014. For more information about our stock price performance, please see "Comparison of Cumulative Five-Year Total Return" in our Form 10-K.

Fiscal 2014 Executive Compensation Highlights

Stockholder Outreach Program

We conducted a formal stockholder outreach program in Fiscal 2014 following the say-on-pay vote at our 2013 annual meeting. The purpose of the program was to gain a better understanding of concerns related to our executive compensation program and other matters of stockholder interest. Under the program, which was supplemental to our regular ongoing communications with stockholders, we reached out to stockholders owning approximately 75% of our outstanding shares. Participants in the outreach effort included at various times our Chairman and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and General Counsel. We also received feedback from two proxy advisory firms, Institutional Stockholder Services ("ISS") and Glass Lewis & Co., Inc. ("Glass Lewis").

Based on the information gained from our stockholder outreach program, we made significant substantive changes to our executive compensation policies and practices. We believe that, as a result of these changes, our executive compensation program is better designed to enhance stockholder value and attract and retain executive talent pivotal to the Company's success.

Here are the highlights of the substantive changes made to our executive compensation program in Fiscal 2014:

  •
  New Employment Agreement with Our Chairman and Chief Executive Officer.  Our new three-year employment agreement with our Chairman and Chief Executive Officer David P. Storch eliminates all tax gross-up provisions, no longer provides a window of opportunity in the 25th month after a change in control to terminate employment for any reason and still receive severance, and imposes a "double trigger" on the vesting of stock awards upon a change in control ("double trigger" meaning a change of control and a termination of employment). The agreement also provides that the Compensation Committee will determine all short-term and long-term incentive awards for Mr. Storch.

  •
  Changes to Our Short-Term Incentive Plan.  For Fiscal 2014, the Compensation Committee, at management's recommendation, exercised negative discretion to reduce by 30% the performance-based cash bonuses paid to the five named executive officers whose bonuses under the short-term incentive plan were based on Company-wide performance. In the case of Mr. Storch, for example, his actual Fiscal 2014 cash bonus of $851,548 was 30% less than the bonus of $1,216,498 determined by formula under the plan. The other four named executive officers also received cash bonuses that were 30% lower than their bonuses determined by formula under the plan. For Fiscal 2014 and Fiscal 2015, the Company changed its performance goals to earnings per share and cash flow from operations (in place of free cash flow) and adopted a rigorous set of threshold, target and maximum measures designed to provide payouts that are commensurate with performance against the Company's peer group companies.

  •
  Changes to Our Long-Term Incentive Plan.  For Fiscal 2014, the Compensation Committee continued to impose significant time-vesting conditions on stock awards as a means of encouraging performance and promoting retention: performance-based restricted stock vests 33 1/3% each in years three, four and five after grant; time-based restricted stocks vests 50% each in years four and five after grant; and stock options vest ratably over a five-year period. In addition, for Fiscal 2015, the Compensation Committee granted significantly fewer shares consistent with the Company's burn rate commitment under the AAR CORP. 2013 Stock Plan (see below). It also altered the mix of stock awards to place greater emphasis on performance-based restricted stock. The Compensation Committee added return on invested capital, together with a three-year cumulative net income measure, as the performance goals for performance-based restricted stock under our Fiscal 2015 long-term incentive plan and adopted a rigorous set of threshold, target and maximum measures designed to provide payouts that are commensurate with performance against the Company's peer group companies.

  •
  Our 2013 Stock Plan.  Our 2013 stock plan has a limited number of shares (2.5 million) consistent with the Company's commitment to maintain an average annual burn rate over the next three fiscal years not to exceed 3.7%. Our 2013 stock plan does not allow for the recycling of shares (i.e., shares withheld to pay the option exercise price and taxes do not become available for use under the plan) and does not permit the repricing of stock options without stockholder approval. All award agreements under the 2013 stock plan provide for a "double trigger" on the vesting of stock awards upon a change in control.

  •
  Changes to Our Non-Qualified Deferred Compensation Plan.  In Fiscal 2014, the Compensation Committee, at management's recommendation, reduced by 50% the portion of the annual non-qualified deferred compensation contributions earned by formula in Fiscal 2014 by the following named executive officers under the Supplemental Key Employee Retirement Plan ("SKERP") as a cost-savings measure designed to make the Company's program more consistent with market practice. In particular, the reduction in Mr. Storch's contribution took account of the existing balance in his non-qualified deferred compensation account.

	Additional Supplemental Company Contribution
Named Executive Officer	Formula Amount	Actual Amount
David P. Storch	$495,115	$247,557
Timothy J. Romenesko	$187,513	$93,756
Robert J. Regan	$81,309	$40,655

Two other named executive officers received the minimum contribution and the sixth named executive officer does not participate in the SKERP.

Chief Executive Officer Compensation

  •
  New Employment Agreement.  We entered into a new three-year employment agreement with our Chairman and Chief Executive Officer David P. Storch. The agreement provides for the elimination of all tax gross-ups and Mr. Storch's ability to terminate employment for any reason during the 25th month after a change in control and still receive severance. The agreement imposes a "double trigger" on the vesting of stock awards upon a change in control. The agreement also provides that the Compensation Committee will determine all short-term and long-term incentive awards for Mr. Storch as a part of its regular annual compensation-setting process.

  •
  Fiscal 2014 Compensation.  Mr. Storch received a 2% increase over his year-end base salary, a significantly reduced cash bonus (30% below the bonus determined by formula under the short-term incentive plan) and a 10% increase in the number of shares under his long-term incentive award, all as reflected in the table below (note that Fiscal 2013 actual base salary was the amount paid in Fiscal 2013, not the year-end base salary).

	Fiscal 2013 ($)	Fiscal 2014 ($)
Compensation Element	Actual	Target	Per Formula	Actual
Base Salary	877,838	906,449	N/A	906,449
Annual Cash Incentive	1,350,685	1,133,061	1,216,498	851,548
Long-Term Incentive Compensation	1,314,720	2,964,720	N/A	2,964,720
  •
  CEO Compensation Mix in Fiscal 2014  Mr. Storch's Fiscal 2014 compensation was significantly weighted toward variable performance-based compensation. His performance-based restricted stock award, stock option award and performance-based cash bonus represented 66% of his total direct compensation in Fiscal 2014.

Fiscal 2015 Executive Compensation Actions

Our Compensation Committee made significant changes to the Company's executive compensation program in Fiscal 2015 based on its consideration of the following factors: the macro-environment in which the Company operates its businesses; the Company's performance in Fiscal 2014 and its expected performance in Fiscal 2015; the executive compensation assessment prepared by its independent compensation consultant in July 2014; the Company's commitment to meeting the burn rate parameters under the AAR CORP. 2013 Stock Plan; stockholder concerns identified in our stockholder outreach program; and other relevant items. In sum, the Compensation Committee took the following Fiscal 2015 executive compensation actions:

  •
  Froze base salaries at their Fiscal 2014 levels;

  •
  Retained earnings per share and cash flow from operations as the performance goals under the Fiscal 2015 short-term incentive plan;

  •
  Granted a total of 288,206 shares to employees under the Fiscal 2015 long-term incentive plan (which equals 576,412 "equivalent shares" for purposes of the burn rate calculation given that the shares granted were performance-based and time-based restricted stock), as contrasted with a total of 1,154,631 shares granted to employees under the Fiscal 2014 long-term incentive plan (which equals 1,276,247 "equivalent shares" for purposes of the burn rate calculation as the shares granted included performance-based and time-based restricted stock as well as stock options) — thus, a 75% reduction in total shares and a 55% reduction in "equivalent shares";

  •
  Consistent with the above, granted stock awards with a dollar value of $1,695,200 to our Chairman and Chief Executive Officer in Fiscal 2015, compared to Fiscal 2014 stock awards of $2,964,720 — a 43% reduction in the dollar value of the stock awards;

  •
  Altered the mix of stock awards under the Fiscal 2015 long-term incentive plan to place greater emphasis on performance-based restricted stock (75% of total stock awards in Fiscal 2015 are performance-based restricted stock compared to 23% in Fiscal 2014); and

  •
  Approved return on invested capital and cumulative net income as the two performance goals for performance-based restricted stock under the Fiscal 2015 long-term incentive plan.

I. Principal Compensation Elements of Our Executive Compensation Program

The table below identifies the principal elements of our Fiscal 2014 executive compensation program, and the subsequent narrative provides a fuller description of each element.

Compensation Element	Form of Compensation	Performance Criteria
Base salary	Cash	Individual performance and contributions
Annual cash compensation incentive	Cash	• Earnings per share • Cash flow from operations • Specific business unit goals
Long-term stock incentive compensation	• Stock options	• Individual performance and contributions

	• Time-based restricted stock	• Individual performance and contributions

	• Performance-based restricted stock	• Cumulative net income over three years • Return on invested capital (implemented for Fiscal 2015)
Retirement benefits	Eligibility to participate in and receive Company contributions to our 401(k) plan (available to all employees) and, for certain officers, a supplemental deferred compensation plan	Not applicable
Perquisites	Various (see below)	Not applicable
  A.
  Base Salary

The Company provides base salaries as a guaranteed minimum amount of compensation in consideration of day-to-day performance. Base salaries are designed to reward individual performance and contributions consistent with an executive officer's position and responsibilities. The Compensation Committee annually reviews the base salaries of all executive officers, including the Chief Executive Officer and the other named executive officers, and may adjust base salaries, typically at the beginning of a fiscal year, based upon consideration of:

  •
  The executive's current salary;

  •
  The executive's performance and contributions during the past fiscal year;

  •
  The executive's qualifications and responsibilities;

  •
  The executive's tenure with the Company and the position held by the executive;

  •
  The Company-wide merit pool increase in the base salaries for all employees;

  •
  Competitive salary considerations relative to similar positions at other companies competing for talent in the Company's employment market, including the Company's peer group companies; and

  •
  The recommendation of the Chief Executive Officer, in the case of all executive officers other than himself.

  B.
  Annual Cash Incentive Compensation

The Compensation Committee believes that annual incentive opportunities, payable in cash, serve as an appropriate incentive for achievement of the Company's short-term (i.e., one-year) performance goals at either the corporate level or at the business group level. A cash-based incentive provides an opportunity that is consistent with market practice and allows the named executive officers to receive the value of their performance over the measurement period.

Within the first 90 days of each fiscal year, the Company establishes specific performance goals for its executive officers, including the named executive officers, that govern the payment of annual cash incentive awards for that fiscal year. The Company pays an annual cash bonus to each named executive officer, typically measured as a percentage of the executive officer's base salary, based on the extent to which the Company and the executive officer achieve applicable performance goals. Performance at a target level results in a target annual cash bonus, and performance above or below target results in payment of an annual cash bonus at a higher or lower percentage of base salary, respectively. Performance below a minimum threshold results in no annual cash bonus. In all cases, the Compensation Committee has the discretion to not award any annual cash bonuses in a given year. For named executive officers at the corporate level, the annual cash bonus in Fiscal 2014 was based on two performance goals: earnings per share and cash flow from operations. For named executive officers in charge of a business group, the annual cash bonus is based on the performance results of the business group, rather than the Company as a whole.

  C.
  Long-Term Stock Incentive Compensation

The Company uses stock compensation to provide long-term incentive opportunities for its named executive officers and certain other officers and key employees. The Company believes that the use of stock compensation rewards executives in a manner that aligns their interests with the interests of the Company's stockholders. Given the importance of this alignment, long-term stock-based compensation typically represents the most significant component of total compensation for the Company's executive officers. Long-term stock incentive compensation awards represent potential compensation at the time of grant; their value is realized by a named executive officer only if applicable performance and vesting conditions are satisfied.

Generally, when determining restricted stock and stock option grant opportunities, the Compensation Committee considers the executive's position and responsibilities in the Company, performance and contributions during the preceding year, capabilities and potential for future contributions to the Company, the number of restricted stock shares and options previously granted to the executive and, for senior management (including the named executive officers), their stock ownership relative to the Company's stock ownership guidelines and the Chief Executive Officer's recommendation. The particular mix of stock awards — whether performance-based restricted shares, time-based restricted shares or stock options — depends on various factors considered by the Compensation Committee, including the number of shares available for award, the Company's performance priorities and the participants involved. In addition, the value of stock grants in any year will vary depending on the Board's assessment of the Company's business and share price performance in the prior fiscal year.

  D.
  Retirement Benefits

The Company's named executive officers participate in three retirement plans: the Retirement Plan, the Retirement Savings Plan and the Supplemental Key Employee Retirement Plan (the "SKERP").

  •
  Retirement Plan.  Messrs. Storch, Romenesko and Sharp are the only named executive officers who participate in the tax-qualified Retirement Plan. Benefit accruals under the Retirement Plan ceased on June 1, 2005. At termination of employment, a participant is eligible to receive the amount credited to his account under the Retirement Plan, which consists of (i) an opening balance for those participants who participated in the Retirement Plan as of December 31, 1999 equal to the then present value of the benefit accrued as of such date, (ii) quarterly pay credits (through May 31, 2005) based on the participant's age and service, and (iii) quarterly interest credits until the account is distributed based on the 30-year Treasury securities rate.

  •
  Retirement Savings Plan.  The Retirement Savings Plan is a tax-qualified 401(k) plan that covers most of the Company's U.S. employees, including the named executive officers. An employee can elect to defer up to 75% of his compensation, up to a maximum of $17,500 in 2014, or $23,000 if age 50 or over. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. The Company provides a matching contribution equal to 20% of the first 5% of the participant's contributions, up to 1% of compensation; a profit-sharing contribution of up to 4% of compensation based on the participant's deferrals and the performance of the participant's operating unit; and a retirement benefit contribution of up to 4% of compensation based on the participant's age and service.

  •
  SKERP.  The SKERP is a non-qualified retirement plan that contains a defined benefit portion and a defined contribution portion. Benefit accruals under the defined benefit portion for all employees other than Messrs. Storch and Romenesko ceased as of October 1, 2001 and were distributed to the participants. The benefits accrued under the defined benefit portion as of May 31, 2006 for Messrs. Storch and Romenesko were converted to a lump sum and transferred to the defined contribution portion of the SKERP. The defined contribution portion of the SKERP is intended to provide eligible employees with the portion of their elective deferrals and the Company's matching and profit sharing contributions that could not be made under the Retirement Savings Plan due to Internal Revenue Code limitations on the amount of compensation that can be taken into account in determining contributions ($255,000 in 2013 and $260,000 in 2014). The Company also makes annual supplemental contributions of up to 22% of salary and bonus for Mr. Storch, up to 16% of salary and bonus for Mr. Romenesko, and up to 5% or 10% of salary and bonus for the other eligible named executive officers, principally to motivate these individuals to grow as business leaders and to improve their performance and thereby improve the Company's performance. These annual supplemental contributions do not vest until the named executive officers meet the definition of "retirement" under the SKERP. In Fiscal 2014, the Compensation Committee, at

    management's recommendation, reduced by 50% the annual supplemental contributions earned by formula by three named executive officers, including the Chairman and Chief Executive Officer and the President and Chief Operating Officer.

  E.
  Perquisites

The Company provides certain executive officers, including its named executive officers, with a limited number of perquisites, as identified in the footnote to the "Other Compensation" column of the Summary Compensation Table. The Company believes these perquisites are reasonable, competitive and consistent with the Company's overall executive compensation program. The Compensation Committee reviews on an annual basis the types and costs of perquisites provided by the Company to its executive officers.

II.  Fiscal 2014 Executive Compensation

Each year management and the Compensation Committee review the Company's existing executive compensation program and the programs of peer group companies and other companies known for compensation "best practices." The Company seeks to confirm that each of its compensation elements, as well as its compensation structure, fits the Company in light of its history, culture, performance and strategy. Particular attention is given to the Company's stock price performance to ensure proper alignment between executive compensation and stock price performance.

The Compensation Committee took the following key actions in setting and approving executive compensation in Fiscal 2014, each of which is described in detail below:

Date	Compensation Committee Action
June 2013	Approved Fiscal 2014 peer group for executive compensation
July 2013	• Approved Fiscal 2014 base salaries
• Approved Fiscal 2014 short-term incentive plan
• Approved Fiscal 2014 long-term incentive plan
• Approved Fiscal 2014 target total direct compensation for named executive officers
July 2014	Approved annual cash bonuses awarded under the Fiscal 2014 short-term incentive plan based upon Fiscal 2014 performance
  A.
  Fiscal 2014 Peer Group

Total compensation opportunities for the Company's key executives, including each named executive officer, are intended to be competitive with those offered by other companies competing for talent in the Company's employment market.

In June 2013, the Compensation Committee reviewed its peer group for executive compensation purposes using the following criteria: company type (publicly traded on a major exchange); industry classification (using Standard and Poor's GICS codes); annual revenues (one-half to two times the Company's annual revenues); and business model (organizations that conducted business in the Company's two operating segments — Aviation Services and Technology

Products). The Compensation Committee's objective is to assemble a set of peer group companies to which relevant pay and performance comparisons may be made with the Company.

The Compensation Committee acted on the recommendation of Mercer (US) Inc. ("Mercer"), its independent compensation consultant, and the Company's management to revise the Company's peer group for Fiscal 2014 to consist of the following 18 companies, up from 17 peer companies in Fiscal 2013:

Alliant Techsystems, Inc.	Kennametal Inc.
Applied Industrial Technologies Inc.	Kratos Defense & Security Solutions, Inc.
B/E Aerospace, Inc.	Moog Inc.
Crane Co.	MSC Industrial Direct Co., Inc.
Cubic Corporation	Rockwell Collins, Inc.
Curtiss-Wright Corporation	Spirit AeroSystems Holdings, Inc.
Esterline Technologies Corporation	Teledyne Technologies, Inc.
Hexcel Corporation	TransDigm Group Inc.
Kaman Corporation	Triumph Group, Inc.

The two companies added to the Fiscal 2014 peer group were Alliant Techsystems, Inc. and Kratos Defense & Security Solutions, Inc. The one company dropped from the Fiscal 2014 peer group was Interline Brands, Inc., which was acquired and is no longer a public company. The Compensation Committee annually revisits the composition of the peer group to ensure that the Company's performance and executive compensation program are measured against those of comparably-sized and situated companies. The mix of the Company's commercial and defense businesses presents a challenge in constructing a peer group, given that many defense contractors have substantially greater resources than the Company.

Following the Compensation Committee's approval of the Fiscal 2014 peer group, Mercer conducted an executive compensation assessment in July 2013, at the direction of the Compensation Committee, to assist with executive compensation decisions. Mercer's executive compensation assessment included (i) a benchmarking analysis showing how the compensation paid to the Company's named executive officers compared to compensation paid to the named executive officers of the Company's peer group companies and (ii) a comparison of the Company's financial performance against the financial performance of its peer group companies. The key findings of the Mercer' executive compensation assessment of the Company are set forth below:

  •
  The Company's base salaries are generally at the 50th percentile of its peer group companies;

  •
  Actual cash compensation (base salary plus cash bonus) is slightly above the 75th percentile of the Company's peer group companies;

  •
  Actual total direct compensation (base salary plus cash bonus plus the three-year average of stock awards) falls between the 50th and 75th percentiles of the Company's peer group companies;

  •
  The Company had the highest one-year total stockholder return compared to its peer group companies; it outperformed its peer group on one-year free cash flow growth, was at the median for one-year net income growth and lagged its peer group in other one-year metrics (e.g., earnings per share growth, revenue growth and return on invested capital); and

  •
  The Company's three-year financial performance showed the Company outperforming its peer group in revenue growth and net income growth and trailing its peer group in other areas (e.g., earnings per share growth, return on invested capital and total stockholder return).

The Compensation Committee considered the Mercer executive compensation assessment, including the executive compensation levels of the peer group companies, in approving the Fiscal 2014 base salaries, target annual cash bonuses and target long-term incentive compensation of the Company's named executive officers. In addition, the Compensation Committee recognized that the Company has posted significant stock price increases in the last two fiscal years following a disappointing result in Fiscal 2012, as shown below:

Fiscal Year	Opening Stock Price on June 1 ($)	Closing Stock Price on May 31 ($)	Increase (Decrease) (%)
2014	20.06	24.30	21
2013	12.05	20.06	66
2012	25.78	12.05	(53)

As a part of its approval process, the Compensation Committee took into account that the Company has a higher percentage of defense business than most of its peer group companies, and that defense businesses experienced more modest performance returns than commercial businesses in Fiscal 2014.

Based in part on its consideration of Mercer's executive compensation assessment showing that the Company's performance was below its peers in certain respects, including three-year total stockholder return (due to Fiscal 2012 stock price performance), the Compensation Committee took the actions described in more detail below — namely, reduced Fiscal 2014 annual cash bonuses by 30%; reduced Fiscal 2015 stock awards by 43% for the Chairman and Chief Executive Officer and President and Chief Operating Officer and at least 25% for all other named executive officers; and froze Fiscal 2015 base salaries for all named executive officers.

  B.
  Fiscal 2014 Base Salaries

The Compensation Committee generally sets the base salaries of the Company's named executive officers at or around the 50th percentile of salary levels of comparable positions at its peer group companies. The Company does not target base salaries at any specific percentage of total compensation when setting base salary; however, given the Company's emphasis on the link between pay and performance, base salaries are a less significant percentage of total direct compensation compared to the Company's variable performance-based compensation.

The Compensation Committee, at management's recommendation, approved a 2% increase over Fiscal 2013 year-end base salaries for the named executive officers.

The table below shows Fiscal 2014 base salaries compared to Fiscal 2013 base salaries for the named executive officers (note that Fiscal 2013 base salaries were the amounts paid in Fiscal 2013, not the year-end base salaries):

Named Executive Officer	Fiscal 2013 ($)	Fiscal 2014 ($)
David P. Storch	877,838	906,449
Timothy J. Romenesko	483,513	499,272
John C. Fortson	N/A	400,000
Randy J. Martinez	349,070	360,447
Robert J. Regan	379,226	391,586
Michael J. Sharp	312,576	360,353
  C.
  Annual Cash Bonuses Under the Fiscal 2014 Short-Term Incentive Plan

The Fiscal 2014 short-term incentive plan provides certain employees, including the named executive officers, with the opportunity to earn an annual cash bonus. This plan works in collaboration with the AAR CORP. Section 162(m) Annual Cash Incentive Plan, which sets a ceiling on the annual cash bonuses payable under the short-term incentive plan to enable the bonuses to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, as determined by the Compensation Committee. The Section 162(m) Annual Cash Incentive Plan uses as its performance goal the Company's net income for a given fiscal year. It establishes a maximum award opportunity for each participant, expressed as a percentage of net income (e.g., the maximum annual award is 5% of net income for the Chief Executive Officer, 3% for the President and 2% for all others), and then provides that the Compensation Committee has the discretion to reduce these amounts so that the actual bonuses to be paid to participants will be determined under the Company's Fiscal 2014 short-term incentive plan. In all years since the inception of the Section 162(m) Annual Cash Incentive Plan, including Fiscal 2014, the Compensation Committee has exercised negative discretion to reduce the annual cash bonuses of the named executive officer.

Fiscal 2014 Performance Goals.    The Compensation Committee approved, after consideration of peer group information, other market data, and the current state of the business environment in which the Company operates, two performance goals under the Fiscal 2014 short-term incentive plan for corporate officers, including Mr. Storch, Mr. Romenesko, Mr. Fortson, Mr. Regan and Mr. Sharp: earnings per share and cash flow from operations at the targets set forth in the table below:

Performance Goal	Target	Percentage Weighting
Earnings per share	$2.02	75%
Cash flow from operations	$120 million	25%

Earnings per share has been used as a performance goal in past years, and cash flow from operations is a new performance goal this year. Previously the Company had used free cash flow, but the Compensation Committee determined that cash flow from operations is a better measure than free cash flow for the Company because it shows how well the Company's businesses are producing cash that will ultimately benefit stockholders, whether in the form of increased investment, stock repurchases or dividend payouts. The choice of earnings per share and cash flow from operations performance goals reflects the Company's continuing emphasis on preserving and growing stockholder wealth and maintaining a strong balance sheet.

The Compensation Committee determined that for purposes of measuring attainment of these performance goals in Fiscal 2014: (i) earnings per share means diluted earnings per share as disclosed by the Company in its periodic reports filed with the SEC, as adjusted for special charges or unusual or infrequent items incurred during the performance period, and (ii) cash flow from operations means cash flow from operations as disclosed by the Company in its periodic reports filed with the SEC, as adjusted for working capital investments in certain original equipment manufacturers' programs, special charges or unusual or infrequent items incurred during the performance period.

The Fiscal 2014 annual cash bonus opportunities at threshold, target and maximum levels, expressed as a percentage of base salary and in dollar amounts for the named executive officers, are set forth in the table below:

	Threshold		Target		Maximum
Named Executive Officer	Percent of Base Salary (%)	($)	Percent of Base Salary (%)	($)	Percent of Base Salary (%)	($)
David P. Storch	62.5	566,531	125.0	1,133,061	250.0	2,266,122
Timothy J. Romenesko	56.8	283,677	113.6	567,354	227.2	1,134,708
John C. Fortson	45.5	181,818	90.9	363,637	181.8	727,274
Robert J. Regan	45.5	177,994	90.9	355,988	181.8	711,976
Michael J. Sharp	38.4	138,204	76.7	276,407	153.4	552,814

For Messrs. Storch, Romenesko, Fortson, Regan and Sharp, an annual cash incentive award required: (i) at the threshold level, attainment of earnings per share of at least $1.62 (80% of the target of $2.02) and cash flow from operations of at least $90 million (75% of the target of $120 million); (ii) at the target level, attainment of 100% of the performance goal targets (earnings per share of $2.02 and cash flow from operations of $120 million); and (iii) at the maximum level, attainment of at least 120% of the earnings per share performance goal targets (earnings per share of at least $2.42) and at least 125% of the cash flow from operations performance goal target (cash flow from operations of at least $150 million).

Mr. Martinez is Aviation Services Group Vice President — Airlift and in that capacity he participates in a separate bonus program tied to the performance of this business unit rather than to the overall performance of the Company. Mr. Martinez's Fiscal 2014 performance goals were Airlift's pre-tax income (threshold of $21 million and a target of $26 million) and free cash flow (threshold of $49 million and a target of $61 million). Mr. Martinez's target bonus for Fiscal 2014 was $360,447 and his maximum bonus was $720,894. Mr. Martinez's bonus opportunity was designed to provide appropriate incentive for excellent performance in Airlift's pre-tax income and free cash flow performance.

Fiscal 2014 Actual Results.    The Company's actual Fiscal 2014 results compared to the targets as follows:

Performance Goal	Target	Actual	Actual as Percentage of Target
Earnings per share	$2.02	$1.83	90.6%
Cash flow from operations	$120 million	$167.8 million	139.8%

There were no adjustments made to earnings per share results of $1.83, and the cash flow from operations of $167.8 million reflects a $28 million adjustment for the Company's working capital investment in a customer program. Excluding this adjustment, cash flow from operations was $139.8 million or 116.5% above the target of $120 million.

Based on the earnings per share and cash flow from operations results, the Fiscal 2014 cash bonuses payable to Messrs. Storch, Romenesko, Fortson, Regan and Sharp under the terms of the Fiscal 2014 short-term incentive plan would have represented 107% of their target annual cash bonuses. However, management instead recommended — and the Compensation Committee approved — Fiscal 2014 cash bonuses equal to 75.2% of the target bonus awards. This represented a 30% reduction for the named executive officers in the cash bonuses otherwise determined by Formula under the Fiscal 2014 short-term incentive plan. These bonus reductions applied only to the five named executive officers at the corporate level; Mr. Martinez, Group Vice President at the Company's Airlift subsidiary, received his entire earned bonus given the performance of his business unit in Fiscal 2014.

Despite the Company's above-target performance in Fiscal 2014, including its exceptional cash flow results, management and the Compensation Committee reduced Fiscal 2014 annual cash bonuses principally in response to the Company's challenging operational environment, which negatively affected Fiscal 2014 sales (down 4.8% from Fiscal 2013) and caused the Company to effect reductions in force at several businesses to align its staffing resources with business demand and corporate strategy.

The table below reflects the cash bonus reductions, which totaled $868,505 for the listed named executive officers, by showing, for each named executive officer, the target bonus, the bonus determined by the performance formula under the Fiscal 2014 short-term incentive plan and the actual cash bonus approved by the Compensation Committee at management's recommendation.

	Fiscal 2014 Annual Cash Bonus
Named Executive Officer	Target Bonus ($)	Bonus Determined Under the Short-Term Incentive Plan ($)	Actual Bonus ($)	Percentage Reduction in Actual Bonus Over Bonus Determined Under the Plan (%)
David P. Storch	1,133,061	1,216,498	851,548	30
Timothy J. Romenesko	567,354	609,133	426,393	30
John C. Fortson	363,637	390,415	273,290	30
Robert J. Regan	355,988	382,202	267,541	30
Michael J. Sharp	276,407	296,762	207,733	30

Mr. Martinez received an annual cash bonus of $570,029 based upon Airlift's performance in Fiscal 2014, in which Airlift exceeded its pre-tax income and free cash flow targets.

  D.
  Stock Awards Under the Fiscal 2014 Long-Term Incentive Plan

The Compensation Committee granted awards of performance-based restricted stock, time-based restricted stock and stock options to the named executive officers and certain other officers and key employees under the Fiscal 2014 long-term incentive plan. For the named executive officers, the Compensation Committee allocated the dollar value of the stock awards as follows: performance-based restricted stock — 23%; time-based restricted stock — 23%; and stock options — 54%. Mr. Martinez received only stock option awards in Fiscal 2014, consistent with the Company's general approach in providing Group Vice Presidents with relatively modest equity compensation awards and significant cash bonus opportunities.

The Compensation Committee determines the annual allocation of stock awards among performance-based restricted stock, time-based restricted stock and stock options based on a variety of factors, including: its preference for performance-based awards; the Company's burn rate commitment under the AAR CORP. 2013 Stock Plan; the number of participants in the program; the positions of responsibility, seniority and overall compensation levels of the participants; the Company's performance in the last fiscal year and its forecasted performance in the current fiscal year; the Company's budget for compensation expense; and the Company' stock price. For Fiscal 2014, the Compensation Committee determined that setting performance-based stock awards (performance-based restricted stock and stock options) at 77% and time-based restricted stock at 23% was the proper allocation.

The Fiscal 2014 stock awards represented a 10% increase over the number of shares awarded in Fiscal 2013. The Compensation Committee approved this increase to reward executives for the stock price increase in Fiscal 2013 (up to $20.06 per share from $12.05 per share) and to incentivize Fiscal 2014 performance. The increase also took account of the 40% reduction in the prior year's stock awards due to concerns at that time about the stock price.

Performance-Based Restricted Stock.    At its meeting on July 15, 2013 the Compensation Committee approved the following grants of performance-based restricted stock to Mr. Storch, Mr. Romenesko, Mr. Fortson, Mr. Regan and Mr. Sharp for Fiscal 2014, subject to a three-year cumulative net income performance condition and vesting requirements, each as described below (dollar value based on the grant date fair value):

	Performance-Based Restricted Stock
Named Executive Officer	Number of Shares	Dollar Value ($)
David P. Storch	26,400	671,352
Timothy J. Romenesko	13,200	335,676
John C. Fortson	4,750	120,793
Robert J. Regan	7,920	201,406
Michael J. Sharp	3,168	80,562

Shares of performance-based restricted stock are subject to a performance condition and time-based vesting requirements. If cumulative net income performance for the three-year performance period beginning June 1, 2013 and ending May 31, 2016 is less than $210.4 million (80% of target net income), the performance condition is not met and the shares are forfeited. Cumulative net income performance (i) at a threshold level of $210.4 million (80% of target net income) results in a payout of 50% of the shares, (ii) at a target level of $263 million results in a payment of 100% of the shares, (iii) at a maximum level of $315.6 million (120% of target net income) results in a payout of 200% of the shares, and (iv) at levels between threshold and target and target and maximum, the shares will be paid out on a straight-line basis, in each case subject to time-based vesting requirements. These performance measures are designed to be "stretch" measures, and it is not uncommon for shares of performance-based restricted stock to be forfeited for failing to meet the applicable performance measures (e.g., approximately 25% of the shares of the Fiscal 2012 performance-based restricted stock award were forfeited as a result of the Company not meeting its cumulative net income performance target for the three-year period ending May 31, 2014). The Compensation Committee believes that the performance-based nature of these restricted stock awards provide appropriate incentives to executives in line with the interests of the Company's stockholders.

If the performance condition is met, the shares of performance-based restricted stock vest 33 1/3% on each of May 31, 2016, May 31, 2017, and May 31, 2018. The Compensation Committee believes that the use of a meaningful time vesting period encourages executives to build their careers with the Company and contributes to greater stability within the Company's executive leadership. Performance-based restricted stock, once vested, is not subject to any further holding requirement beyond the Company's stock ownership guidelines.

Time-Based Restricted Stock.    At its meeting on July 15, 2013, the Compensation Committee approved the following grants of time-based restricted stock awards for Fiscal 2014, subject to time-based vesting (dollar value based on the grant date fair value):

	Time-Based Restricted Stock
Named Executive Officer	Number of Shares	Dollar Value ($)
David P. Storch	26,400	671,352
Timothy J. Romenesko	13,200	335,676
John C. Fortson	4,750	120,793
Robert J. Regan	7,920	201,406
Michael J. Sharp	3,168	80,562

For Fiscal 2014, the Compensation Committee decided to place less emphasis on time-based restricted stock (23% of total stock awards) in favor of greater emphasis on performance-based restricted stock and stock options (77% of total stock awards). The shares of time-based restricted stock vest 50% on May 31, 2017 and 50% May 31, 2018. Time-based restricted stock, once vested, is not subject to any further holding requirements beyond the Company's stock ownership guidelines. The Compensation Committee believes that time-based restricted stock serves a valuable purpose in helping to retain executives and reward them for building a career with the Company.

Stock Options.    At its meeting on July 15, 2013, the Compensation Committee approved the following grants of stock options to the Company's named executive officers for Fiscal 2014, subject to time-based vesting (dollar value based on a Black-Scholes valuation):

	Stock Options
Named Executive Officer	Number	Dollar Value ($)
David P. Storch	158,400	1,622,016
Timothy J. Romenesko	79,200	811,008
John C. Fortson	44,768	458,424
Randy J. Martinez	27,500	281,600
Robert J. Regan	47,520	486,605
Michael J. Sharp	19,008	194,642

The stock options have an exercise price of $25.43 share (the closing stock price on the date of grant), vest 20% per year over a five-year period and expire 10 years from the date of grant. Shares issued upon the exercise of vested stock options are not subject to any further holding requirements beyond the Company's stock ownership guidelines. The Compensation Committee views stock options as performance-based incentives that align the interests of the Company's executives with the interests of the Company's stockholders given that stock options provide no value without an increase in the stock price over the option exercise price.

  E.
  Total Direct Compensation

The Compensation Committee reviewed and approved Fiscal 2014 target "total direct compensation" for the named executive officers, consisting of the three compensation elements discussed above: base salary, target annual cash incentive compensation and target long-term stock incentive compensation. Total direct compensation is the sum of base salary, annual cash incentive compensation and long-term stock incentive compensation.

The Compensation Committee historically benchmarks target total direct compensation for the Company's named executive officers in the range of the 50th to 75th percentile of total direct compensation levels of comparable positions at its peer group companies, with benchmarks above the 50th percentile typically requiring performance above the 50th percentile. In addition, the Compensation Committee considers the Company's prior year's financial results in setting target total direct compensation for the upcoming year. In setting target total compensation, the Compensation Committee seeks to promote its goals of motivating and rewarding executives and providing appropriate pay-for-performance incentives.

The table below divides target total direct compensation into its component parts — base salary, target annual cash bonuses and target long-term incentive compensation — and shows each as a dollar amount and as a percentage of target total direct compensation, as set by the Compensation Committee at the beginning of Fiscal 2014 for each named executive officer. As shown, target total direct compensation is heavily weighted toward variable performance-based compensation (annual cash bonuses and long-term incentive compensation), consistent with the

Compensation Committee's view that compensation for the named executive officers should be tied to performance.

	Fiscal 2014 Target Total Direct Compensation
	Base Salary		Target Annual Cash Incentive		Target Long-Term Incentive Compensation

Named Executive Officer	Dollar Amount ($)	% of Total Target Direct Compensation	Dollar Amount ($)	% of Total Target Direct Compensation	Dollar Amount ($)	% of Total Target Direct Compensation
David P. Storch	906,449	18	1,133,061	23	2,964,720	59
Timothy J. Romenesko	499,272	20	567,354	22	1,482,360	58
John C. Fortson	400,000	27	363,637	25	700,010	48
Randy J. Martinez	360,447	36	360,447	36	281,600	28
Robert J. Regan	391,586	24	355,988	22	889,417	54
Michael J. Sharp	360,353	36	276,407	28	355,766	36

Actual total direct compensation differs from target total direct compensation by taking into account the actual annual cash bonus rather than the target annual cash bonus. As actual annual cash bonuses were less than target annual cash bonuses in Fiscal 2014, the actual total direct compensation for each named executive officer likewise was less than his target total direct compensation in Fiscal 2014.

The following table shows target total direct compensation versus actual total direct compensation for the named executive officers for Fiscal 2014:

	Fiscal 2014 Total Direct Compensation
Named Executive Officer	Target ($)	Actual ($)
David P. Storch	5,004,230	4,722,717
Timothy J. Romenesko	2,548,986	2,408,025
John C. Fortson	1,463,647	1,373,300
Randy J. Martinez	1,002,494	1,212,076
Robert J. Regan	1,636,991	1,548,544
Michael J. Sharp	992,526	923,852

III.  Fiscal 2015 Executive Compensation Actions

Our Compensation Committee met in July 2014 and approved the following Fiscal 2015 executive compensation actions based on its consideration of performance results for Fiscal 2014, the executive compensation assessment prepared by its independent compensation consultant in July 2014, stockholder concerns identified in our stockholder outreach program and other relevant items:

  •
  Froze base salaries at their Fiscal 2014 levels;

  •
  Returned earnings per share and cash flow from operations as the performance goals under the Fiscal 2015 short-term incentive plan;

  •
  Reduced significantly stock awards granted under the Fiscal 2015 long-term incentive plan compared to the stock awards granted under the Fiscal 2014 long-term incentive plan, as shown below:

Named Executive Officer	Fiscal 2014 ($)	Fiscal 2015 ($)	Percentage Difference (%)
David P. Storch	2,964,720	1,695,200	43
Timothy J. Romenesko	1,482,360	847,600	43
John C. Fortson	700,010	521,600	25
Robert J. Regan	889,417	521,600	41
Michael J. Sharp	355,766	260,800	27
Randy J. Martinez	281,600	208,640	26
  •
  Altered the mix of stock awards under the Fiscal 2015 long-term incentive plan to place greater emphasis on performance-based restricted stock:

	Percentage of Stock Awards
Type of Long-Term Stock Award	Fiscal 2014	Fiscal 2015
Performance-Based Restricted Stock	23%	75%
Time-Based Restricted Stock	23%	25%
Stock Options	54%	0%
  •
  Approved return on invested capital and cumulative net income as the two performance goals for performance-based restricted stock under the Fiscal 2015 long-term incentive plan. The Compensation Committee determined that it was appropriate to add a second performance goal — return on invested capital — to cumulative net income, so as to assure that the Company's performance is measured in two separate ways that are critical to the Company's financial success.

IV.  Key Executive Compensation Policies and Practices

The following are key factors affecting the executive compensation decisions made by the Compensation Committee for the Company's executives, including its named executive officers:

  •
  Stockholder Advisory Vote.  At the Company's 2013 annual meeting of stockholders, holders of approximately 68% of the outstanding shares approved the Fiscal 2013 compensation paid to the named executive officers. Although this stockholder vote on executive compensation was advisory, the Company carefully considered the results of this say-on-pay vote. In response to the say-on-pay vote, the Company conducted a formal stockholder outreach program to gain a better understanding of stockholder concerns related to its executive compensation policies and practices, corporate governance practices and other matters of stockholder interest. This proxy statement contains further information in the "2014 Proxy Statement Summary" and elsewhere in this CD&A about the Company's Fiscal 2014 stockholder outreach program, including the executive compensation actions taken by the Company in Fiscal 2014.

  •
  Role of the Compensation Committee.  The Compensation Committee is responsible for structuring and administering executive compensation. The Compensation Committee is comprised of six individuals, each of whom has been determined by the Board of Directors to be (i) an independent director of the Company under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence; (ii) a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended; and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code.

    The Compensation Committee reviews and considers historical compensation data for the Company's executives. This data includes summaries of cash and equity compensation received in past years by each executive. In addition, the Compensation Committee reviews the executives' total annual compensation, including cash and non-cash direct compensation, cumulative benefits and savings under retirement plans and equity compensation programs, perquisites and potential payments on termination of employment, whether on a change in control of the Company or otherwise. It reviews the performance of the Company and the executives during the year, taking into account established goals, leadership qualities, operational performance, business responsibilities, career experience, and long-term potential to enhance stockholder value. In addition to peer group compensation information and general industry compensation information, the Compensation Committee reviews internal pay comparisons among the Company's executives to ensure that the Company's executive compensation program reflects the executives' positions, responsibilities, and contributions to the Company.

  •
  Role of Independent Compensation Consultant.  The Compensation Committee has the authority under its charter to retain the services of outside advisors. The Compensation Committee has retained compensation consultants in the past to advise on the design and implementation of the various elements of the executive compensation program and the level of individual executive participation.

    The Compensation Committee engaged Mercer as its independent compensation consultant to assist in determining the composition of the Company's Fiscal 2014 peer group for executive compensation purposes and the benchmarking of executive and director compensation for Fiscal 2014. Mercer also provided advice and information on other executive compensation matters, including executive pay philosophy and design, prevailing market practices, relevant legal and regulatory requirements, and peer-group data. The Company paid Mercer $227,672 in Fiscal 2014 for its consulting services to the Compensation Committee on executive compensation matters. In Fiscal 2014, Mercer also provided consulting services on the Company's domestic and international health and benefit plans `for which it received fees of $167,500, and other consulting fees for which it received fees of $140,300.

    The Compensation Committee considered whether any conflicts of interest were created by its of Mercer to provide compensation consulting services in Fiscal 2014. Its consideration focused on the following factors: (i) services other than compensation consulting services provided to the Company by Mercer, (ii) total paid by the Company to Mercer for such other services ($307,800), including as a percentage of total revenue of

    Mercer (.005%), (iii) conflicts of interest policies and procedures of the Company and of Mercer, (iv) the lack of any relationships between Mercer and members of the Company's Board of Directors, (v) Company stock owned by Mercer and its employees and (vi) the lack of any relationships between Mercer and any of the Company's executive officers. Based on this assessment, the Compensation Committee concluded that no conflicts of interest existed with respect to Mercer.

  •
  Recommendations of the Chief Executive Officer.  The Company's Chief Executive Officer, David P. Storch, provides recommendations regarding compensation actions for all of the other named executive officers based upon the compensation parameters established by the Compensation Committee. In making these recommendations, the Chief Executive Officer evaluates the performance of the executives during the prior year against pre-established performance goals. Some of the performance goals relate to the financial performance of the Company or the executive's business group. Other performance goals are non-quantitative and relate to customer relationships, acquisition integration, diversity development, or similar Company initiatives. The Chief Executive Officer's recommendations reflect his assessment of an individual executive officer's contributions to the performance of the Company.

    The Company's Human Resources Department assists the Chief Executive Officer by collecting and organizing relevant historical and current compensation information, including information received from the Compensation Committee's consultant, as well as peer group compensation information and industry trends. The Company's Vice President and Chief Human Resources Officer participates in all regularly scheduled Compensation Committee meetings.

    The Chief Executive Officer and the Compensation Committee actively discuss compensation decisions for the Company's executives. However, the Compensation Committee has the ultimate decision-making authority and responsibility for compensation decisions affecting the Company's executives, including its named executive officers. The Chief Executive Officer does not play any role in any decision affecting his own compensation.

  •
  Stock Ownership Guidelines.  The Company has stock ownership guidelines requiring directors and executive officers to own a significant equity stake so as to align their interests with the interests of the Company's stockholders. These stock ownership guidelines, which were increased in Fiscal 2013, provide as follows:

Ownership Requirement
Directors	20,000 shares
Executive Officers
• Chairman and CEO	6 times salary
• President and COO	3 times salary
• Other Executive Officer	1 times salary

    These stock ownership levels must be achieved within four years of becoming a director or executive officer and then maintained while in that position. Failure to meet these stock ownership levels may result in a reduction in future stock awards. All current directors and executive officers comply with the stock ownership guidelines. Stock values are measured as of each fiscal year-end, with unvested stock awards counted at 50% and stock options not counted at all.

  •
  Employment Agreements.  The Company does not have an employment agreement with any executive officer other than Mr. Storch, its Chairman and Chief Executive Officer. See "Compensation Arrangement with the Chief Executive Officer" for a description of the terms of that employment agreement. The Company has severance and change in control agreements with Messrs. Romenesko, Fortson, Regan and Sharp. See "Potential Payments upon Termination of Employment or a Change in Control of the Company" for a description of the terms of these agreements. In all cases, the rationale for these agreements is to provide an appropriate measure of security and incentive to the executive officers in line with market practice. Effective June 1, 2012, the Company determined that it will no longer provide tax gross-up provisions in any new agreement with an executive of the Company.

  •
  Equity Grant Practices.  The Compensation Committee meets from time to time to consider and act with respect to equity compensation awards for the Company's executive officers. The Compensation Committee typically makes its equity compensation decisions at its July meeting. The Compensation Committee — or the Chief Executive Officer pursuant to authority delegated by the Compensation Committee — also may grant equity compensation awards to newly hired or newly promoted employees at other times during the year. In all cases, the grant equity date is the date on which the Compensation Committee acts to approve the award, unless the Compensation Committee establishes the grant date at a specified future date. Board and Compensation Committee meetings are generally scheduled a year in advance and without regard to anticipated earnings or other major announcements by the Company. The Company does not time the granting of its equity compensation awards to affect the value of its executive compensation.

  •
  Risk Management of Compensation Practices, including Incentive Compensation Recoupment, Anti-Hedging and Anti-Pledging Policies.  The Compensation Committee considered, with the assistance of its compensation consultant, whether the Company's compensation policies and practices in Fiscal 2014 for its employees, including the named executive officers, were reasonably likely to have a material adverse effect on the Company. The Compensation Committee determined that there was no such material adverse effect and that the Company's compensation policies and practices do not encourage excessive or inappropriate risk-taking.

    The Compensation Committee determined that the design and operation of the Company's executive compensation program were consistent with the Company's risk management strategies based on the following reasons:

    —
    The executive compensation program is designed to provide a proper balance between cash and equity compensation, fixed and variable compensation, and short-term and long-term compensation.

    —
    The Fiscal 2014 annual cash incentive awards — a form of variable cash compensation — were based on two different performance metrics: earnings per share and cash flow from operations.

    —
    The Compensation Committee retains the discretion to reduce any annual cash bonus for any reason and, in fact, exercised this discretion to reduce by 30% the annual cash bonus awarded to each named executive officer other than Mr. Martinez.

    —
    The balance built into the short-term incentive plan is also reflected in long-term incentive compensation awards, which in Fiscal 2014 consisted of stock options, time-based restricted stock and performance-based restricted stock. Each of these long-term equity-based incentive awards contains multi-year vesting periods designed to promote employee growth, development and retention. They also are linked to the value of the Company's common stock, thus aligning management's interest with those of the Company's stockholders.

    —
    The performance goals under the long-term incentive plan — cumulative net income in Fiscal 2014 and cumulative net income and return on invested capital in Fiscal 2015 — are different from the performance goals used under the short-term incentive plan.

    —
    The Company has stock ownership guidelines, an incentive compensation recoupment policy, and an anti-hedging and anti-pledging policy as further protections for the Company.

    —
    Finally, the Compensation Committee and senior management work together to ensure that the aggregate level of executive compensation fits within the Company's budget.

  •
  Deductibility of Executive Compensation.  Internal Revenue Code Section 162(m) generally prevents any public company from claiming a deduction for compensation in excess of $1 million for certain executive officers (namely, the chief executive officer and the three most highly compensated officers other than the chief executive officer and the chief financial officer). This deduction limitation, however, does not apply to performance-based compensation that satisfies certain requirements under Section 162(m). The Compensation Committee has determined that it is in the best interests of the Company and its stockholders to structure compensation of executive officers so that compensation will not be subject to the deduction limit to the extent that it can reasonably do so in a manner that provides adequate incentives and allows the Company to attract and retain qualified executives. However, the Compensation Committee has previously, and may in the future, structure compensation arrangements that under certain circumstances may be subject to the deduction limit.

    Under the Company's Section 162(m) Annual Cash Incentive Plan, the annual cash bonuses qualified in Fiscal 2014 as performance-based compensation under Section 162(m). Stock options and performance-based restricted stock grants awarded under the Stock Benefit Plan also qualified as performance-based compensation. Base salaries and time-based restricted stock grants do not qualify as performance-based compensation.

    As required under the United States tax rules, the Company must obtain stockholder approval every five years of the material terms of the performance goals for qualifying performance-based compensation, except where a plan (such as the AAR CORP. 162(m) Annual Cash Incentive Plan) contains only a single performance goal. The Company received stockholder approval of the net income performance goal under the AAR CORP. 162(m) Annual Cash Incentive Plan at its 2010 annual meeting of stockholders and thus does not need any further stockholder approval unless and until it changes or adds to that performance goal. The Company also received stockholder approval of the performance goals under the Company's 2013 Stock Plan at its 2013 annual meeting of stockholders. Accordingly, the Company must seek stockholder approval of the performance goals relating to stock compensation no later than its 2018 annual meeting of stockholders.

Compensation Committee Report on Executive Compensation for Fiscal 2014

The Compensation Committee of the Board of Directors of the Company furnishes the following report to the stockholders of the Company in accordance with applicable SEC rules.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Compensation Committee

  Ronald B. Woodard, Chairman
  Anthony K. Anderson
  Norman R. Bobins
  Michael R. Boyce
  Ronald R. Fogleman
  Peter Pace

Summary Compensation Table1

The following table sets forth compensation information for the Company's named executive officers for Fiscal 2014, Fiscal 2013 and Fiscal 2012:

Name and Principal Position	Year	Salary ($)[2]	Bonus ($)	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[5]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[6]	All Other Compensation ($)[7]	Total ($)
DAVID P. STORCH	2014	906,449	0	1,342,704	1,622,016	851,548	55,793	525,062	5,303,572
Chairman of the Board and	2013	877,838	0	619,200	695,520	1,350,685	60,352	639,589	4,243,184
Chief Executive Officer	2012	867,000	0	2,664,745	578,460	850,000	50,454	826,195	5,836,854
TIMOTHY J. ROMENESKO	2014	499,272	0	671,352	811,008	426,393	39,367	202,405	2,649,797
President and Chief	2013	483,513	0	309,600	347,760	676,324	40,816	251,357	2,109,370
Operating Officer	2012	477,544	0	1,287,491	279,483	423,277	35,958	313,361	2,817,114
JOHN C. FORTSON[8]	2014	400,000	0	241,586	458,424	273,290	0	37,856	1,411,156
Vice President, Chief Financial Officer and Treasurer
RANDY J. MARTINEZ[9]	2014	360,447	0	0	281,600	570,029	0	34,533	1,246,609
Aviation Services,	2013	349,070	0		120,750	638,178	0	23,178	1,131,176
Group Vice President — Airlift
ROBERT J. REGAN	2014	391,586	0	402,812	486,605	267,541	0	100,311	1,648,855
Vice President, General Counsel	2013	379,226	0	185,760	208,656	424,362	0	114,848	1,312,852
and Secretary	2012	374,544	0	767,431	166,592	265,586	0	152,916	1,727,069
MICHAEL J. SHARP[10]	2014	360,353	0	161,124	194,642	207,733	3,037	79,347	1,006,236
Former Acting Chief Financial	2013	312,576	0	74,304	83,462	322,185	2,905	48,677	844,109
Officer and Treasurer and Current
Vice President, Controller and Chief
Accounting Officer
1
General.    The Summary Compensation Table provides specific compensation information for the Company's named executive officers in accordance with SEC disclosure rules. Please read the "Compensation Discussion and Analysis" section of this proxy statement for a detailed explanation of the Company's pay-for-performance executive compensation program in Fiscal 2014.

2
Salary.    We increased Fiscal 2014 base salaries 2% over Fiscal 2013 year-end base salaries, effective June 1, 2013.

3
Stock Awards.    The amounts in this column for Fiscal 2014 reflect the grant date fair value of the performance-based restricted stock awards granted on July 15, 2013 under the Fiscal 2014 long-term incentive plan and the time-based restricted stock awards granted on July 15, 2013 under the Fiscal 2014 long-term incentive plan, in each case computed in accordance with FASB ASC Topic 718. See Note 4 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for Fiscal 2014 for an explanation of the assumptions made by the Company in the valuation of these awards. See "Compensation Discussion and Analysis — Fiscal 2014 Executive Compensation — Stock Awards Under the Fiscal 2014 Long-Term Incentive Plan" for the maximum potential value of the performance-based restricted stock awards granted on July 15, 2013.

Generally, the grant date fair value represents the Company's total expense for the grants made to the named executive officers in each of Fiscal 2014, Fiscal 2013 and Fiscal 2012. The above amounts reflect the aggregate accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officers when the awards vest. The "Compensation Discussion and Analysis" section of this proxy statement contains vesting and other information about the performance-based restricted stock awards and the time-based restricted stock awards granted in Fiscal 2014.

4
Option Awards.    The amounts in this column reflect the grant date fair value of the stock option awards computed in accordance with FASB ASC Topic 718. See Note 4 to the Consolidated Financial

  Statements contained in the Company's Annual Report on Form 10-K for Fiscal 2014 for an explanation of the assumptions made by the Company in the valuation of these awards. Generally, the grant date fair value represents the Company's total expense for the grants made to the named executive officers in each of Fiscal 2014, Fiscal 2013 and Fiscal 2012. The above amounts reflect the aggregate accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officers. The "Compensation Discussion and Analysis" section of this proxy statement contains vesting and other information about the stock option awards granted in Fiscal 2014.

5
Non-Equity Incentive Plan Compensation.    This column shows the annual cash bonuses paid to each named executive officer under the Company's short-term incentive plan for its executive officers, including the named executive officers. The "Compensation Discussion and Analysis" section of this proxy statement contains additional information about these annual cash bonuses.

6
Change in Pension Value and Non-Qualified Deferred Compensation Earnings.    This column shows the increase in the portion of the SKERP benefit derived from the defined benefit formula and the increased pension value under the Retirement Plan. This column does not include any preferential or above-market earnings on deferred compensation as the Company does not pay such earnings on the deferred compensation of its named executive officers.

7
All Other Compensation.    The table below provides a breakdown, by type and amount, of the totals shown in the "All Other Compensation" column for each named executive officer in Fiscal 2014. As required by the SEC rules, the Company values perquisites based on the aggregate incremental cost to the Company. In the case of the personal use of aircraft leased by the Company, the Company determines aggregate incremental cost based on average variable costs, including fuel, maintenance, weather-monitoring, on-board catering, and landing/ramp fees. The total variable costs are divided by the number of miles flown by the aircraft to derive an average variable cost per mile. The average variable cost per mile is then multiplied by the miles flown for personal use to derive the incremental variable cost to the Company. This method of calculating incremental cost excludes fixed costs that are incurred irrespective of personal use, such as pilots' salaries, other employees' salaries, purchase cost of the aircraft and non-trip related hangar expenses.

Named Executive Officer	Company 401(k) Plan Contributions ($)	Company SKERP Contributions ($)	Club Dues ($)	Financial Planning ($)	Personal Use of Aircraft ($)	Auto Allowance ($)	Company-Paid Split-Dollar Life Insurance Premium ($)	Executive Physical ($)	Spouse Travel ($)	Total ($)
David P. Storch	17,733	376,736	49,009	20,275	0	12,300	42,535	6,474	0	525,062
Timothy J. Romenesko	17,785	152,620	9,450	14,303	0	0	6,760	1,487	0	202,405
John C. Fortson	1,692	13,477	8,700	13,987	0	0	0	0	0	37,856
Randy J. Martinez	20,230	0	0	14,303	0	0	0	0	0	34,533
Robert J. Regan	15,227	70,781	0	14,303	0	0	0	0	0	100,311
Michael J. Sharp	15,206	53,839	8,100	0	0	0	2,202	0	0	79,347
8
Mr. Fortson joined the Company in June 2013 and became Vice President, Chief Financial Officer and Treasurer on July 25, 2013.

9
Mr. Martinez was not a named executive officer of the Company in Fiscal 2012.

10
Mr. Sharp was Acting Chief Financial Officer of the Company from October 27, 2012 to July 25, 2013. He continues to serve as Vice President, Controller and Chief Accounting Officer of the Company.

New Employment Agreement with Our Chairman and Chief Executive Officer

In May 2014, the Company entered into a new employment agreement with Mr. Storch for a three-year term ending May 31, 2017. The new agreement automatically renews thereafter for one-year periods unless either party gives 90 days advance notice prior to the end of the one-year period. The new agreement retains many of the principal terms of the prior agreement, but Mr. Storch voluntarily forfeited certain protections that were included in prior employment agreements dating back to 1989. Specifically:

  •
  The agreement no longer provides a tax gross-up to cover any "280G" excise tax (and related income) that may be triggered following a change in control;

  •
  The agreement no longer provides any severance benefits if Mr. Storch terminates employment for any reason during the 25th month following a change in control;

  •
  The agreement no longer provides a tax gross-up on the portion of the severance payment that is based on the value of Company contributions made on behalf of Mr. Storch under the Company's retirement plans; and

  •
  The agreement no longer provides that equity awards will automatically vest upon change in control; rather, it imposes a "double trigger," meaning that future equity awards will vest only upon a change in control and a termination of employment.

The new agreement provides the following benefits to Mr. Storch:

  •
  A base salary of not less than $906,449 per year or such increased amount as the Compensation Committee may determine;

  •
  An annual cash bonus opportunity of up to 200% (or such higher percentage as the Compensation Committee determines) of base salary for performance against financial goals established by the Compensation Committee;

  •
  A long-term incentive compensation opportunity under the Company's stock plan as determined by the Compensation Committee;

  •
  Specified perquisites, including use by Mr. Storch of an aircraft chartered by the Company (subject to the Company's aircraft use policy), an annual automobile allowance, payment of country club dues, fees and certain charges, including reimbursement of dues, fees, charges and expenses relating to membership in professional clubs or organizations, financial planning and tax preparation services and participation in an executive physical program; and

  •
  Specified benefits payable upon a termination of employment or a change in control (see "Potential Payments Upon Termination of Employment or a Change in Control by the Company — Employment Agreement of David P. Storch").

Fiscal 2014 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer with respect to:

  •
  Estimated possible payouts under non-equity incentive plan award opportunities for Fiscal 2014;

  •
  Estimated possible payouts under equity incentive plan award opportunities for Fiscal 2014;

  •
  Other stock awards made in Fiscal 2014; and

  •
  Stock options granted in Fiscal 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]
Named Executive Officer	Grant Date[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)[4]	All Other Option Awards: Number of Securities Underlying Options (#)[5]	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)[6]
David P. Storch		566,531	1,133,061	2,266,122
	7/15/13				13,200	26,400	52,800				671,352
	7/15/13							26,400			671,352
	7/15/13								158,400	25.43	1,622,016
Timothy J. Romenesko		283,677	567,354	1,134,708
	7/15/13				6,600	13,200	26,400				335,676
	7/15/13							13,200			335,676
	7/15/13								79,200	25.43	811,008
John C. Fortson		181,818	363,637	727,274
	7/15/13				2,375	4,750	9,500				120,793
	7/15/13							4,750			120,793
	7/15/13								44,768	25.43	458,424
Randy J. Martinez[7]		—	360,447	720,894
	7/15/13								27,500	25.43	281,600
Robert J. Regan		177,994	355,988	711,976
	7/15/13				3,960	7,920	15,840				201,406
	7/15/13							7,920			201,406
	7/15/13								47,520	25.43	486,605
Michael J. Sharp		138,204	276,407	552,814
	7/15/13				1,584	3,168	6,336				80,562
	7/15/13							3,168			80,562
	7/15/13								19,008	25.43	194,642
1
The Compensation Committee approved the grant of performance-based restricted stock awards, time-based restricted stock awards and stock options under the Company's Fiscal 2014 long-term incentive plan at its meeting on July 15, 2013.

2
Annual cash bonuses under the Company's Fiscal 2014 short-term incentive plan were contingent based upon performance for Fiscal 2014, which has now occurred. Thus, the information in these columns reflects the range of potential payouts at the time the performance goals were set by the Compensation Committee on July 15, 2013. The amounts actually paid under the plan for Fiscal 2014 are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. See the

  "Compensation Discussion and Analysis" section of this proxy statement for a description of the Fiscal 2014 short-term incentive plan.

3
The information in these columns shows the range of performance-based restricted stock grants that could be earned by the named executive officers under the Fiscal 2014 long-term incentive plan. The actual number of shares of performance-based restricted stock granted under the Fiscal 2014 long-term incentive plan is listed in the "Target" column above. See the "Compensation Discussion and Analysis" section of this proxy statement for a description of the performance-based restricted stock program under the Fiscal 2014 long-term incentive plan.

4
This column shows the number of shares of time-based restricted stock granted on July 15, 2013 to the named executive officers under the Company's Fiscal 2014 long-term incentive plan.

5
This column shows the number of shares of common stock that may be issued to the named executive officers upon the exercise of stock options granted by the Compensation Committee on July 15, 2013 under the Company's Fiscal 2014 long-term incentive plan.

6
The grant date fair value of the performance-based restricted stock awards, time-based restricted stock awards and stock options was computed in accordance with FASB ASC Topic 718.

7
Mr. Martinez participates in an annual cash bonus plan based principally on the performance of his business unit. See the "Compensation Discussion and Analysis — Fiscal 2014 Executive Compensation — Annual Cash Incentives under Fiscal 2014 Short-Term Incentive Plan" section of this proxy statement for additional information.

Outstanding Equity Awards at Fiscal 2014 Year-End

The following table sets forth information for each named executive officer with respect to:

  •
  Each stock option that remained outstanding as of May 31, 2014; and

  •
  Each award of restricted stock that was not vested and remained outstanding as of May 31, 2014.

	Option Awards[1]					Restricted Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
David P. Storch	200,000	0		15.10	7/13/19	174,657	4,244,165	66,929	1,626,375
	84,163	0		17.27	7/11/20
	29,412	19,610		29.65	7/11/21
	28,800	115,200		12.90	7/16/22
	0	158,400		25.43	7/15/23
Timothy J. Romenesko	100,000	0		15.10	7/13/19	84,246	2,047,178	33,186	806,420
	40,664	0		17.27	7/11/20
	14,211	9,474		29.65	7/11/21
	14,400	57,600		12.90	7/16/22
	0	79,200		25.43	7/15/23
John C. Fortson	0	44,768		25.43	7/15/23	4,750	115,425	4,750	115,425
Randy J. Martinez	5,000	0		15.10	7/13/19	15,668	380,732	—	—
	20,000	0		17.27	7/11/20
	10,000	0		27.80	1/18/21
	5,000	20,000		12.90	7/16/22
	0	27,500		25.43	7/15/23
Robert J. Regan	20,000	0		15.10	7/13/19	41,626	1,011,512	19,880	483,084
	24,239	0		17.27	7/11/20
	8,469	5,649		29.65	7/11/21
	8,640	34,560		12.90	7/16/22
	0	47,520		25.43	7/15/23
Michael J. Sharp	9,165	0		17.27	7/11/20	16,047	389,942	7,848	190,706
	3,201	2,137		29.65	7/11/21
	3,456	13,824		12.90	7/16/22
	0	19,008		25.43	7/15/23
1
Stock options with expiration dates of 7/13/2019, 7/11/2020 and 1/18/2021 vest in equal annual installments over three years and stock options with expiration dates of 7/11/2021, 7/16/2022 and 7/15/2023 vest in equal annual installments over five years. Vesting continues upon the participant's termination of employment due to Retirement, Disability (each as defined in the Stock Benefit Plan) or death, as follows:

  •
  Retirement: Stock options to continue to vest in accordance with the vesting schedule and may be exercised until the expiration date. However, if death occurs before the award expires, the unvested stock options are forfeited. If death occurs within three months after Retirement, vested options can be exercised as described below in the "Death" provision. If death occurs after three months from Retirement, vested options can be exercised until the option expiration date.

    •
    Disability: Stock options continue to vest and are exercisable until the earlier of: (i) one year after termination of employment and (ii) the option expiration date, except that if death occurs before the award expires, then unvested options are forfeited and vested options are exercisable for the period described herein.

    •
    Death: If death occurs during employment, or within three months after termination of employment for reasons other than Cause, then unvested options are forfeited and vested options are exercisable until the earlier of (i) one year after death or (ii) the option expiration date.

    Certain options listed were "reload" options, which have an exercise price equal to the NYSE closing price on the date the original option was exercised, but retain the original option expiration date. The Company no longer grants reload options and all outstanding options have been amended to eliminate the reload provisions.

2
The following schedule shows the vesting dates for the unvested shares of time-based restricted stock of the named executive officers:

Vesting Date	Mr. Storch	Mr. Romenesko	Mr. Fortson	Mr. Martinez	Mr. Regan	Mr. Sharp
5/31/15	52,001	25,124	—	6,668	14,976	5,664
6/1/15	60,000	28,000	—	4,000	8,000	3,000
5/31/16	24,256	11,922	—	5,000	7,130	2,775
5/31/17	25,200	12,600	2,375	—	7,560	3,024
5/31/18	13,200	6,600	2,375	—	3,960	1,584
3
These columns show the market value of the unvested shares of time-based restricted and performance-based restricted stock, respectively, held by the named executive officers, based on a price of $24.30 per share (the closing market price of the common stock on May 30, 2014, the last business day of Fiscal 2014).

4
The following schedule shows the vesting dates for the unvested shares of performance-based restricted stock of the named executive officers (the shares with vesting dates of 5/31/17 and 5/31/18 also remain subject to performance conditions):

Vesting Date	Mr. Storch	Mr. Romenesko	Mr. Fortson	Mr. Martinez	Mr. Regan	Mr. Sharp
5/31/15	16,263	7,992	—	—	4,779	1,859
5/31/16	25,064	12,392	1,583	—	7,419	2,915
5/31/17	16,802	8,402	1,583	—	5,042	2,018
5/31/18	8,800	4,400	1,584	—	2,640	1,056

Fiscal 2014 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer concerning:

  •
  The exercise of options during Fiscal 2014;

  •
  The dollar amount realized on exercise of the options;

  •
  The number of shares of restricted stock that vested during Fiscal 2014; and

  •
  The value of those vested shares.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
David P. Storch	27,607	183,863	160,007	3,413,290
Timothy J. Romenesko	2,109	15,037	69,195	1,486,399
John C. Fortson	—	—	—	—
Randy J. Martinez	—	—	5,666	113,660
Robert J. Regan	—	—	21,826	496,452
Michael J. Sharp	10,000	124,300	10,227	227,316
1
This amount represents the difference between the closing market price of the common stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the option.

2
These amounts represent the closing market price of the common stock on the date of vesting, multiplied by the number of shares that vested.

Retirement Program Benefits

The Company provides defined benefit pension benefits under the SKERP and the Retirement Plan. The following table shows the years of service currently credited to each named executive officer under the applicable plan and the present value of the accumulated benefit payable under the applicable plan to each named executive officer at the earliest age an unreduced benefit is payable.

Fiscal 2014 Pension Benefits

Named Executive Officer	Plan Name	Number of Years Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Fiscal 2014 ($)
David P. Storch	Retirement Plan	26.4	753,600	—
	SKERP	N/A	245,992	—
Timothy J. Romenesko	Retirement Plan	24.4	666,053	—
	SKERP	N/A	192,611	—
John C. Fortson[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A
Randy J. Martinez[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A
Robert J. Regan[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A
Michael J. Sharp[3]	Retirement Plan	8.9	70,002	—
	SKERP	N/A	N/A	N/A
1
Number of Years of Credited Service as of May 31, 2005, the date the Retirement Plan was frozen.

2
Amounts shown in this column are calculated as of May 30, 2014, which is the measurement date for reporting purposes in the Company's Annual Report on Form 10-K for Fiscal 2014. See Note 7 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in determining the amounts reported in this column.

3
Messrs. Fortson, Martinez and Regan do not participate in the defined benefit portion of the SKERP or in the Retirement Plan, and Mr. Sharp does not participate in the defined benefit portion of the SKERP.

SKERP — Defined Benefit Portion

The Company provides supplemental retirement benefits to certain executives and key employees under the SKERP. The SKERP, which is a non-qualified plan, contains a defined benefit portion and a defined contribution portion (discussed below). Only Mr. Storch and

Mr. Romenesko participate in the defined benefit portion of the SKERP, the material terms and conditions of which include the following:

Benefit Accruals:    Under the defined benefit portion of the SKERP, benefits were accrued until October 1, 2001 pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to: (i) 1/12 of 60% (50% for Mr. Romenesko) of Final Average Earnings less (ii) the monthly benefit payable under the Company's Retirement Plan determined as of October 1, 2001. For purposes of this benefit formula, (i) "Final Average Earnings" is defined as 1/5 of a participant's Compensation during the five consecutive years within the last 10 years preceding termination of employment during which such Compensation was the highest, and (ii) "Compensation" is defined as the participant's income reported on Form W-2, including pre-tax contributions to the Retirement Savings Plan, reduced by the income attributable to restricted stock and stock options, reimbursements or other expense allowances and fringe benefits. Benefits accrued on and after October 1, 2001 under the defined benefit portion of the SKERP will accrue pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1/12 of 60% (50% for Mr. Romenesko) of 25% of the percentage increase in the participant's base salary from September 30, 2001 to the date of the participant's termination of employment. The benefits accrued by Messrs. Storch and Romenesko as of May 31, 2006 have been transferred to the defined contribution portion of the SKERP and are held in an account established and maintained thereunder for each participant.

Benefits accrued under the defined benefit portion of the SKERP for all other participants ceased on October 1, 2001 and were distributed to them in a lump sum as soon as practicable thereafter.

Benefit Entitlement:    A participant is eligible to receive the benefit accrued under the SKERP following termination of employment when he reaches age 65. If a participant terminates employment after he reaches age 55 and his age plus years of service equal or exceed 62, benefits will be paid on the date of his termination or on a date no later than 15 years after termination of employment, as previously specified by the participant.

Form of Benefit Payment:    Each participant has previously elected to have the remainder of his retirement benefit paid in a lump sum. The assumptions set forth in the Company's Retirement Plan will be used to convert the retirement benefits from an annuity payment to a lump sum. The participant may change the time or form of payment in accordance with procedures set forth in the SKERP.

Forfeiture Events:    A participant will forfeit the retirement benefit if his employment is terminated due to theft, embezzlement, fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving his retirement benefit, a participant must agree in writing to return his benefit, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under Change in Control provisions of any agreement between the participant and the Company.

Retirement Plan

The Company's Retirement Plan is a tax-qualified pension plan. Benefit accruals ceased under the Retirement Plan with respect to most participants, including the named executive officers, effective June 1, 2005. Messrs. Fortson, Martinez and Regan do not participate in the Retirement Plan because their dates of hire were after June 1, 2005. The material terms and conditions of the Retirement Plan as they pertain to Messrs. Storch, Romenesko and Sharp are as follows:

Benefit Formula:    Until January 1, 2000, benefits were accrued pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1 1/2% of the participant's Final Average Earnings reduced by the participant's Social Security offset determined under the Plan, multiplied by the participant's years of Credited Service (up to 20). Effective as of January 1, 2000, the Plan was converted to a cash balance type of plan, subject to a "grandfather" provision applicable to certain participants based on age and years of service. An account is maintained for each participant which consists of (i) an opening account balance equal to the then present value of the benefit accrued by the participant under the prior formula as of December 31, 1999, (ii) quarterly contributions made by the Company equal to a percentage of compensation based on the participant's age and years of Credited Service, and (iii) quarterly interest credits made by the Company equal to 25% of the 30-year Treasury securities interest rate for the second month preceding the beginning of each quarter. For purposes of the benefit formulae, "Final Average Earnings" and "Compensation" have the same definitions as used in the SKERP, as discussed above.

The benefits under the Retirement Plan generally ceased accruing on June 1, 2005, although the participants' cash balance accounts continue to be credited with interest until the benefits are distributed.

Vesting:    Participants are eligible to receive benefits from the Retirement Plan after completing five years of Vesting Service. The named executive officers who participate in the Retirement Plan are fully vested in their benefits.

Payment of Retirement Benefits:    Participants can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until normal retirement age (age 65). Any vested participant can elect benefits at any time after termination of employment, with the benefit actuarially reduced to reflect payment prior to age 65. The Retirement Plan also provides for a Disability retirement benefit.

Forms of Benefit Payment:    The normal form of benefit payment for a married participant is a joint and 50% survivor annuity, and the normal form of benefit payment for an unmarried participant is a single life annuity. Participants, with spousal consent, if applicable, can waive the normal form of benefit payment and elect to have benefits paid in various annuity forms, which are the actuarial equivalent of the normal form, or in a lump sum.

Retirement Savings Plan:    In connection with ceasing benefits under the Retirement Plan, the Company amended its Retirement Savings Plan to provide additional benefits, as described below in the discussion following the Non-Qualified Deferred Compensation table.

Non-Qualified Deferred Compensation

The Company provides non-qualified deferred compensation benefits under the defined contribution portion of the SKERP. The following table below shows the contributions made by each named executive officer and by the Company in Fiscal 2014, the earnings accrued on the named executive officer's account balance in Fiscal 2014, and the account balance as of May 31, 2014. Mr. Martinez does not participate in the SKERP.

Fiscal 2014 Non-Qualified Deferred Compensation

Named Executive Officer	Executive Contributions in Fiscal 2014 ($)[1]	Company Contributions in Fiscal 2014 ($)[2]	Aggregate Earnings in Fiscal 2014 ($)[3]	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at May 31, 2014 ($)[4]
David P. Storch	112,840	376,736	2,057,158	—	12,936,046
Timothy J. Romenesko	58,770	152,620	402,816	—	3,159,904
John C. Fortson	20,462	13,477	2,317	—	36,256
Robert J. Regan	43,048	70,781	152,996	—	1,027,588
Michael J. Sharp	15,805	53,839	74,799	—	512,437
1
The amount of contributions made by each named executive officer and reported in this column in respect of salary deferrals in Fiscal 2014 is included in each named executive officer's compensation reported in the Summary Compensation Table as "Salary." The amount of contributions reported in this column also reflects deferral of cash bonuses paid in Fiscal 2014 but earned and reported in the Summary Compensation Table for Fiscal 2013.

2
The amount of Company contributions reported in this column for each named executive officer is reported in the "All Other Compensation" column in the Summary Compensation Table. For Mr. Storch, Mr. Romenesko and Mr. Regan, these amounts represented a 50% reduction in the amount of the Additional Supplemental Company Contributions earned by formula under the SKERP.

3
The investment earnings reported in this column for each named executive officer are not reported in the Summary Compensation Table.

4
The aggregate balance as of May 31, 2014 reported in this column for each named executive officer reflects amounts that have been previously reported as compensation in the Summary Compensation Table for Fiscal 2014 or prior years, except the following amounts of earnings included in the account balance: Mr. Storch, $5,636,850; Mr. Romenesko, $1,037,328; Mr. Fortson, $2,317; Mr. Regan, $353,082; and Mr. Sharp, $182,745. The aggregate balance as of May 31, 2014 also includes the following cumulative amounts transferred from the defined benefit portion of the SKERP: Mr. Storch, $1,712,865; and Mr. Romenesko, $272,876.

SKERP — Defined Contribution Portion

The defined contribution portion of the SKERP covers certain executives and key employees and provides the portion of a participant's benefit that cannot be paid under the Retirement Savings Plan due to Internal Revenue Code limits, including the limit on the amount of compensation that can be taken into account in determining benefits ($255,000 in 2013 and $260,000 in 2014). The material terms and conditions of the defined contribution portion of the SKERP include the following:

Contributions:    Each participant may make an election which satisfies Code Section 409A to contribute a portion of his base salary (up to 75%) for that calendar year that exceeds the Code's compensation limit and a portion of the bonus (up to 75%) paid to him for the Company's fiscal year beginning in such calendar year that exceeds the Code's compensation limit. The Company makes a matching contribution under the SKERP using the formula in the Retirement Savings Plan (i.e., 20% of the first 5% of the participant's contributions, up to 1% of compensation), as well as the portion of the Company's retirement benefit and profit sharing contributions that could not be made under the Savings Plan due to the Code's compensation limit. The Company also makes annual supplemental contributions to the accounts of the Chief Executive Officer (22% of base salary and bonus), the President (16% of base salary and bonus) and other eligible officers (5% or 10% of base salary and bonus). To receive a credit of this contribution, the eligible participant must be employed as of the day before the contribution is made to the SKERP (unless termination of employment is due to death or Disability). In Fiscal 2014, the annual supplemental contribution for Messrs. Storch, Romenesko and Regan were reduced, at management's recommendation, by 50% (Mr. Fortson and Mr. Sharp received a 5% contribution and Mr. Martinez does not participate in the SKERP).

Mr. Storch and Mr. Romenesko also have amounts held in a supplemental account that were transferred from the defined benefit portion of the SKERP, which represent the lump sum value of each participant's accrued benefit as of May 31, 2006 under the defined benefit portion. These amounts are now subject to the terms and conditions of the defined contribution portion of the SKERP.

Vesting:    A participant is fully vested in amounts attributable to his own deferral contributions, and vests in all Company contributions, except supplemental contributions, at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or Disability). A participant vests in amounts attributable to Company supplemental contributions (i) made prior to October 17, 2007, upon the earlier of age 65, or age 57 with 15 years of service, and (ii) made after October 17, 2007, upon the earlier of age 65, or age 55 with the sum of age and years of service equal to at least 75.

Investments:    Each participant's plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the SKERP consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Distributions:    Distribution of a participant's accounts is generally made upon the participant's termination of employment or on a date no later than 15 years after termination of employment, as previously specified by the participant. Participants were to elect by December 31, 2005 whether their accounts are to be paid in a lump sum or installments not to exceed 15 years (a participant who failed to make an election will have his account paid in a lump sum). Notwithstanding the foregoing, (i) a participant may elect distribution of the portion of his accounts earned and vested as of December 31, 2004 (and earnings thereon) upon six month's advance written election or if such distribution is subject to a 10% forfeiture; (ii) a participant can change the time and form of payment of the portion of his accounts earned and vested after December 31, 2004 in accordance with procedures set forth in the plan; (iii) a participant can elect a distribution at any time in order to satisfy an unforeseeable hardship (as defined in the plan); and (iv) in the event of a potential Change in Control of the Company (as determined by the Board), the portion of the participant's accounts earned and vested as of December 31, 2004 (including earnings thereon) will be distributed in an immediate lump sum. Distributions to "key employees" as defined in Code Section 409A upon termination of employment will not be paid earlier than six months following such termination.

Forfeiture Events:    A participant will forfeit the portion of his plan accounts attributable to Company supplemental contributions and to amounts transferred from the defined benefit portion of the SKERP, if applicable, if his employment is terminated due to theft, embezzlement or fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving such amounts, a participant must agree in writing to return such amounts, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under change in control provisions of any agreement between the participant and the Company.

Retirement Savings Plan

The Retirement Savings Plan is a tax-qualified retirement plan that covers most United States employees, including the named executive officers. The material terms and conditions of the Retirement Savings Plan as it pertains to non-union employees are as follows:

Contributions:    A participant can elect to defer 1% to 75% of compensation, up to a maximum of $17,500 for 2014, or $23,000 if age 50 or older. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. Unless a participant elects otherwise: (i) participation for non-union employees hired on or after June 1, 2007 and prior to June 26, 2009 is automatic at a 3% deferral rate; and (ii) participation for non-union employees hired on or after June 26, 2009 is automatic at a 5% deferral rate, with automatic 1% annual increase. The Company provides a matching contribution, a profit sharing contribution and a retirement benefit contribution. The current matching contribution is made, as of each payroll period, in an amount equal to 20% of the first 5% of the participant's contributions, up to 1% of compensation, to the Plan for such payroll period. The profit sharing contribution is made, as of the end of each calendar year and is based on the participant's contributions and the economic performance of the participant's operating unit and is equal to a percentage of the participant's compensation, up to 4%. The retirement benefit contribution, which is also made as of the end of each calendar year, was added to the Plan, effective June 1, 2005, and is equal to a percentage of compensation, up to 4%, based on the participant's age and years of credited service. A participant must have earned one year of service to be eligible for a retirement benefit contribution, and generally must be employed on the last day of the calendar year to receive a profit sharing contribution. Compensation for purposes of determining contributions includes cash compensation shown as income on the participant's Form W-2, reduced by the participant's contributions to the plan and excluding the income attributable to restricted stock options, reimbursements or other expense allowances and fringe benefits and subject to the Code's compensation limit ($255,000 for 2013 and $260,000 for 2014).

Investments:    Each participant's plan account is credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the plan consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Vesting:    Participants hired prior to July 1, 1999 are fully vested in their accounts under the plan. Participants hired on or after January 1, 1999 are fully vested in their own contribution accounts, and vest in the Company contribution accounts at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or Disability).

Distributions:    Participants can elect distributions of the plan accounts upon termination of employment, in a lump sum, an eligible rollover distribution, or, if early or normal retirement has been attained, in installments not to exceed 15 years.

Potential Payments Upon a Termination of Employment or a Change in Control of the Company

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a Change in Control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock options and restricted stock that are otherwise vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). These benefits as they pertain to the named executive officers are as described and set forth in the tables beginning on page            .

Employment Agreement of David P. Storch

The Company entered into a new employment agreement with Mr. Storch in Fiscal 2014 that provides the following severance benefits:

Termination of Employment — Prior to or More than 24 Months After a Change in Control:    If prior to or more than 24 months after a Change in Control, either the Company terminates his employment without Cause or Mr. Storch terminates his employment for Good Reason, Mr. Storch is entitled to: (i) continued payment of his base salary for 36 months, and (ii) a lump sum payment equal to three times the average of the cash incentive bonus paid to him for the preceding three fiscal years of the Company. Payments cease upon a breach of the confidentiality or non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the two-year period following any such termination of employment).

Termination of Employment — Within 24 Months Following a Change in Control:    If Mr. Storch's employment is terminated within 24 months following a Change in Control either by the Company other than for Cause or Disability or by Mr. Storch for Good Reason, he is entitled to:

  •
  An immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance goals were met at target level, and (C) three times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;

  •
  Continued coverage for Mr. Storch and his spouse under the Company's welfare and fringe benefit plans for three years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such three-year period);

  •
  A lump sum payment of an amount equal to the lesser of (A) three times the amount of Company contributions made under the Retirement Savings Plan and the defined contribution portion of the SKERP for the calendar year preceding the year in which the termination occurs or (B) $1,526,405;

  •
  Reasonable legal fees incurred by Mr. Storch in enforcing the agreement; and

  •
  Outstanding awards under the 2013 Stock Plan will vest and performance goals will be deemed satisfied at the higher of target level or actual level (outstanding but unvested awards under the prior Stock Benefit Plan still vest on the Change in Control).

If any excise tax would be triggered, Mr. Storch can elect to either (i) receive the full amount of severance benefits and be responsible for paying the excise tax or (ii) receive severance benefits up to the maximum amount that can be paid without triggering the excise tax.

General.    Regardless of whether a Change of Control is involved:

  •
  If Mr. Storch's termination is due to Retirement, he has the right to enter into a consulting agreement for a period of not less than one year, which pays consulting fees equal to 50% of then current base salary. In addition, Mr. Storch and his spouse are entitled to continued coverage under the Company's medical, dental, welfare and executive health programs for his (and his spouse's) lifetime (or until he obtains health coverage from a new employer);

  •
  If Mr. Storch's employment terminates due to Disability, he will receive payment pursuant to the Company's disability plans then in effect, and he will continue to receive coverage under the Company's medical, dental, and life insurance plans for three years following such termination (the employment agreement provides that payments under the Company's disability plans will be at a level no less favorable than that in effect on May 31, 2014); and

  •
  If Mr. Storch's employment is terminated following the expiration of the initial three-year term of his agreement, he will be entitled to receive the same benefits as if he were terminated without Cause by the Company prior to a Change in Control.

In any event, payments under the employment agreement in connection with Mr. Storch's termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

For purposes of Mr. Storch's employment agreement:

"Change in Control" means the earliest of (i) a person's acquisition of more than 35% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of a majority of the directors then in office.

"Cause" means Mr. Storch's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing or malfeasance, (ii) disregard of a material, lawful and proper direction from the Board, or (iii) material breach of the employment agreement that is not cured within 30 days of receipt of notice from the Company.

"Disability" means a physical or mental condition that has prevented Mr. Storch from substantially performing his duties under the employment agreement for a period of 180 days and that is expected to continue to render Mr. Storch unable to substantially perform his duties for the remaining term of the employment agreement on a full-time basis.

"Good Reason" means (i) the removal of Mr. Storch from the position of Chairman or Chief Executive Officer of the Company or any successor, (ii) a material reduction in the nature or scope of Mr. Storch's duties or responsibilities or in his compensation (including benefits), (iii) a material breach of the employment agreement by the Company that is not cured within 30 days of receipt of notice from Mr. Storch, or (iv) a relocation of his primary place of employment by 50 or more miles.

"Retirement" means Mr. Storch's voluntary termination of employment that does not result in severance payments under the employment agreement.

Severance and Change in Control Agreements

The Company has severance and change in control agreements with Messrs. Romenesko, Fortson, Regan and Sharp and with certain other key employees. The agreements as they pertain to these named executive officers provide for the following benefits upon the following types of employment termination:

Termination of Employment — Prior to a Change in Control:    If a Change in Control of the Company has not occurred and the executive's employment is terminated by the Company other than for Cause, he is entitled to (i) continued salary for 12 months or, if earlier, until he obtains comparable employment, (ii) any earned bonus not yet paid for the preceding fiscal year, and (iii) a pro-rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year in which the termination occurs. Any bonus will be paid in a lump sum on the later of the time bonuses are paid to other officers and the end of the severance period (with interest at the prime rate plus 1% from the earlier of such dates). If the executive terminates his employment, or if the Company terminates the executive's employment for Cause, the Company may, but is not required to, pay the above-described severance benefits. Severance payments will cease if the executive breaches the confidentiality or non-compete provisions in the agreement, which are in effect for the one-year severance period.

Termination of Employment — Following a Change in Control:    If the executive's employment is terminated within 18 months following a Change in Control by the Company other than for Cause or Disability or by the executive for Good Reason, or if the executive's employment terminates for any reason other than Disability or death during the 30-day period following the 18th month after a Change in Control, he is entitled to (i) an immediate lump sum payment equal to the sum of (A) any unpaid salary and bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year and as if all performance targets had been met (including the value of any restricted stock granted in lieu of bonus), and (C) two or three times base salary and cash bonus (depending upon the executive involved) for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount, (ii) continued coverage for the executive and his dependents under the Company's welfare and fringe benefit plans for two or three years following termination of employment (the executive and his dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such two- or three-year period), (iii) for Mr. Romenesko and Mr. Sharp, an immediate lump sum payment equal to the actuarial equivalent of the additional benefits that would be earned under the Company's retirement plans with three additional years of service and a gross-up payment to cover any related income tax liability, (iv) Company-paid outplacement services for the earlier of 18 months or the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to the executive pursuant to (i)(C) above), (v) reasonable legal fees incurred by the executive in enforcing the agreement, and (vi) for Mr. Romenesko and Mr. Sharp, a gross-up payment to cover any excise and related tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the agreement. The agreements' non-compete provisions do not apply in the case of a termination of employment following a Change in Control.

Termination of Employment — Disability:    If the executive's employment terminates due to Disability, the executive will receive payment pursuant to the Company's disability plans then in effect and will continue to receive coverage under the Company's medical, dental and life insurance plans for two or three years following such termination.

Acceleration of Equity Awards:    The severance and change in control agreements also provide that upon any Change in Control, all outstanding stock options and restricted stock will vest immediately.

For purposes of the severance and change in control agreements:

"Change in Control" means (i) a person's acquisition of more than 20% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of the lesser of three directors or a majority of the directors then in office.

"Cause" means the executive's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of a material and proper direction from the Board, or (iii) material breach of the agreement that is not cured within 10 days of receipt of notice from the Company.

"Disability" means a physical or mental condition that has prevented the executive from substantially performing his duties under the agreement for a period of 180 days and that is expected to continue to render the executive unable to substantially perform his duties for the remaining term of the agreement on a full-time basis.

"Good Reason" means (i) a material reduction in the nature or scope of the executive's duties or responsibilities, or in his compensation (including benefits), (ii) if Mr. Storch is not the Chief Executive Officer at the time of termination, the executive's determination that as a result of a material change in employment circumstances he is unable to adequately carry out his duties, or (iii) a relocation of the executive's primary place of employment by more than 100 miles.

In any event, payments under the agreements in connection with termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

Split Dollar Insurance Agreements

The Company has entered into split dollar life insurance agreements with Mr. Storch, Mr. Romenesko and Mr. Sharp. Under the agreements, the employees own the policies, except for the cash value portion of the policies owned by the Company. The Company funds the annual insurance premiums for the policies during the term of the agreement subject to reimbursement from the cash value or death benefit proceeds of the policies. Upon a Change in Control of the Company (as defined above), the Company will prepay all premiums, plus any amounts necessary for the cash value and death benefits to be at the same level at the Change in Control date. If the executive's employment terminates after a Change in Control and benefits are paid under the severance and change in control agreements, the split dollar agreements will continue for the severance period.

Stock Plans

A named executive officer's termination of employment can result in enhanced benefits under the AAR CORP. Stock Benefit Plan and the AAR CORP. 2013 Stock Plan, depending on the reason for such termination:

Stock Options:    If termination is due to Retirement (as defined), options continue to vest in accordance with the vesting schedule and can be exercised until the expiration date, except that if death occurs before the award expires, then unvested stock options are forfeited. If death occurs within three months after Retirement, vested options can be exercised until the earlier of one year after death or the option expiration date, and if death occurs after three months from Retirement, vested options can be exercised until the option expiration date. If termination is due to Disability (as defined), options continue to vest and are exercisable until the earlier of one year after termination of employment and the option expiration date, except that if death occurs before the award expires, then unvested options are forfeited and vested options are exercisable for the period described herein. If death occurs during employment, or within three months after termination of employment for reasons other than Cause, then unvested options are forfeited and vested options are exercisable until the earlier of one year after death or the option expiration date.

Restricted Stock Awards:    If termination is due to Retirement, restricted stock awards continue to vest in accordance with their vesting schedule. If termination is due to Disability or death on or before the third anniversary of the date of grant, then the difference between one-half of the total award shares and the number of shares already vested will vest as of such termination. If termination is due to Disability or death after the third anniversary of the date of grant, all awards shares will vest as of such termination.

The AAR CORP. Stock Benefit Plan has change in control provisions that apply to participants who do not have a severance and change in control agreement. Upon a Change in Control of the Company (as defined in the Stock Benefit Plan) that does not have prior written approval of the Board, all options and restricted stock awards will fully vest. Upon a Change in Control that has the approval of the Board, the Compensation Committee has the discretion to either provide for full vesting of options and restricted stock awards or grant replacement awards with respect to the successor company's stock.

Award agreements under the AAR CORP. 2013 Stock Plan do not provide for vesting upon a Change in Control (as defined) unless there is a termination of employment by the Company without Cause or by the participant for Good Reason within two years following the Change in Control.

Tables of Potential Payments Upon a Termination
of Employment or a Change in Control

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer under the following termination of employment or change in control events, assuming a change in control or a termination of employment occurred on May 30, 2014 (the last business day of Fiscal 2014).

	Equity Vesting — On or After a Change in Control
Named Executive Officer	Vesting of Restricted Stock ($)[1]	Vesting of Stock Options ($)[2]
David P. Storch	5,870,540	1,313,280
Timothy J. Romenesko	2,853,598	656,640
John C. Fortson	230,850	—
Randy J. Martinez	380,732	228,000
Robert J. Regan	1,494,596	393,984
Michael J. Sharp	580,649	157,594
1
Under the Company's stock plans and severance and change in control agreements, all restricted stock (both performance-based and time-based) generally vests upon a Change in Control of the Company and upon a qualifying termination of employment that occurs within two years following a Change in Control. See "— Stock Plans" above. The amounts shown reflect the number of shares that would have vested upon a Change in Control and termination of employment, if applicable, on May 30, 2014 (the last business day of Fiscal 2014), based on the number of shares multiplied by $24.30, the closing price of the common stock on May 30, 2014.

2
Under the Company's stock plans and severance and change in control agreements, all stock options generally vest upon a Change in Control of the Company and upon a qualifying termination of employment that occurs within two years following a Change in Control. See "— Stock Plans" above. The amounts shown reflect the number of option shares that would have vested upon a Change in Control and termination of employment, if applicable, multiplied by the difference (but not less than zero) between the option exercise price and $24.30, the closing price of the common stock on May 30, 2014 (the last business day of Fiscal 2014).

Termination of Employment — Prior to a Change in Control

	Other than Cause					Disability			Death
Named Executive Officer	Salary ($)[1]	Bonus ($)[2]	Restricted Stock ($)[3]	Stock Options ($)[4]	Health and Welfare ($)[5]	Health and Welfare ($)[6]	Restricted Stock ($)[7]	Stock Options ($)[8]	Restricted Stock ($)[7]
David P. Storch	2,719,346	3,052,233	5,870,540	1,313,280	305,074	36,506	3,819,510	328,320	3,819,510
Timothy J. Romenesko	499,272	426,393	2,853,598	656,640	—	41,829	1,842,001	164,160	1,842,001
John C. Fortson	400,000	273,290	230,850	—	—	27,886	115,425	—	115,425
Randy J. Martinez	—	—	380,732	228,000	—	—	238,966	57,000	238,966
Robert J. Regan	391,586	267,541	1,494,596	393,984	—	27,886	889,210	98,496	889,210
Michael J. Sharp	360,353	207,733	580,649	157,594	—	41,829	343,687	39,398	343,687
1
Reflects continued salary for 36 months for Mr. Storch under his employment agreement and continued salary for 12 months for the four named executive officers with severance and change in control agreements.

2
Reflects (i) in the case of Mr. Storch, three times the average of the non-equity incentive plan compensation or bonus paid to him for Fiscal 2012, Fiscal 2013 and Fiscal 2014, and (ii) in the case of the four named executive officers with severance and change in control agreements, the non-equity incentive plan compensation bonus paid for Fiscal 2014 as shown in the Summary Compensation Table.

3
The amounts in this column reflect the value of the continued vesting of the of the restricted stock pursuant to the Company's stock plans if termination is due to Retirement at May 30, 2014 (the last business day of Fiscal 2014), based on the number of shares, multiplied by $24.30, the closing price of the common stock on May 30, 2014. At May 30, 2014, only Mr. Storch and Mr. Romenesko were eligible for termination due to Retirement.

4
The amounts in this column reflect the value of the continued vesting of options pursuant to the Company's stock plans if termination is due to Retirement at May 30, 2014 (the last business day of Fiscal 2014) based on the difference between the exercise price and $24.30, the closing price of the common stock on May 30, 2014. At May 30, 2014, only Mr. Storch and Mr. Romenesko were eligible for termination due to Retirement.

5
Available under Mr. Storch's employment agreement upon his Retirement.

6
Available under Mr. Storch's employment agreement and the severance and change in control agreements for the four named executive officers with severance and change in control agreements.

7
The amounts in these columns reflect the value of the restricted stock that would vest upon termination due to Disability or death at May 30, 2014 (the last business day of Fiscal 2014), based on the number of shares, multiplied by $24.30, the closing price of the common stock on May 30, 2014.

8
The amounts in this column reflect the value of continued vesting of options pursuant to the Company's stock plans for one year following termination if termination is due to Disability at May 30, 2014, based on the difference between the exercise price and $24.30, the closing price of the common stock on May 30, 2014.

Termination of Employment — Following a Change in Control[1]

Named Executive Officer	Salary[2] ($)	Bonus[3] ($)	Health and Welfare Continuation ($)	Additional Retirement Plan Credits[4] ($)	Outplacement Services ($)	280G Gross-Up ($)
David P. Storch	2,719,346	4,903,603	36,506	1,183,269	—	—	[5]
Timothy J. Romenesko	1,497,816	2,455,365	41,829	1,322,546	123,438	3,717,705
John C. Fortson	800,000	819,870	27,886	—	47,130	—
Robert J. Regan	783,172	1,116,265	27,886	—	57,116	—
Michael J. Sharp	1,081,059	1,174,288	41,829	365,645	71,666	1,453,115
1
These benefits are in addition to the vesting of stock awards shown above in the table for "Equity Vesting — On or After a Change in Control."

2
Reflects three times salary for Mr. Storch under his employment agreement and two or three times salary (depending on the officer involved) for the four named executive officers with severance and change in control agreements.

3
Reflects (i) in the case of Mr. Storch, the non-equity incentive plan compensation bonus paid to him for Fiscal 2014 as shown in the Summary Compensation Table, plus three times his non-equity incentive plan compensation bonus for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount, and (ii) in the case of the other named executive officers, the non-equity incentive compensation plan bonus paid to them for Fiscal 2014 as shown in the Summary Compensation Table, plus two or three times the non-equity incentive plan compensation bonus (depending on the officer involved) for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount.

4
Includes an income tax gross-up payment.

5
Mr. Storch has the right under his employment agreement to either (i) receive the full amount of severance benefits following a Change in Control and be responsible for paying the 280G excise tax or (ii) receive the severance benefits up to the maximum amount that can be paid without triggering the 280G excise tax. To receive benefits up to the maximum amount without triggering the excise tax, it is estimated that Mr. Storch would have to forfeit approximately $4.2 million of benefits.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following tables show the shares of common stock beneficially owned, the percent of shares outstanding if greater than 1% and the number of stock units held, all as of July 31, 2014, by (i) each current director and director nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than five percent of the outstanding shares of common stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and sole investment power, and none of the shares shown in the tables is pledged by any of the persons listed.

Security Ownership of Management

Name	Shares Beneficially Owned[1]	Percent of Shares Outstanding if Greater than 1%	Stock Units[2]
Anthony K. Anderson	13,333	—	0
Norman R. Bobins	35,572	—	0
Michael R. Boyce[3]	69,938	—	0
Ronald R. Fogleman	29,072	—	36,723
John C. Fortson	38,453	—	—
James E. Goodwin	44,815	—	9,202
Patrick J. Kelly[4]	51,620	—	0
Randy J. Martinez	79,232	—	—
Peter Pace	20,048	—	0
Robert J. Regan	182,126	—	—
Timothy J. Romenesko	472,896	1.19%	—
Michael J. Sharp	58,211	—	—
David P. Storch[5]	1,737,973	4.36%	—
Marc J. Walfish	72,157	—	28,110
Ronald B. Woodard	25,072	—	0
All directors and executive officers as a group	2,930,518	7.35%	74,035
1
Includes unvested restricted shares held by directors and executive officers, as well as the following shares of the identified person that may be acquired within 60 days of July 31, 2014 through the exercise of stock options: General Fogleman, 0 shares; Mr. Fortson, 8,953 shares; Mr. Goodwin, 0 shares; Mr. Martinez, 50,500 shares; Mr. Regan, 79,492 shares; Mr. Romenesko, 199,515 shares; Mr. Sharp, 23,079; Mr. Storch, 402,855 shares; Mr. Walfish, 0 shares; Mr. Woodard, 0 shares; and all directors and executive officers as a group, 764,394 shares.

2
Represents stock units held by directors who defer all or a portion of their director compensation under the Non-Employee Directors' Deferred Compensation Plan. Each stock unit represents the right to receive one share of common stock upon termination of service on the Board or the happening of certain other events, as specified in the Plan.

3
Includes 10,000 shares beneficially owned through Maverick Investors Limited Partnership, a family partnership of which Mr. Boyce is a general partner.

4
Includes 16,000 shares beneficially owned through KMK & Associates, LLC, of which Mr. Kelly is a one-third owner.

5
Includes: (a) 18,810 shares beneficially owned by Mr. Storch's wife, as to which Mr. Storch disclaims beneficial ownership; (b) 50,000 shares beneficially owned through DPS Asset Management LLC, a family investment vehicle of which Mr. Storch is President; (c) 2,025 shares under the Lorraine Storch Revocable Trust under which Mr. Storch is trustee and a beneficiary; (d) 250,000 shares owned through the Storch Family Dynasty Trust, under which Mr. Storch is trustee and a beneficiary; and (e) 100,793 shares beneficially owned through a limited power of attorney arrangement, as to which Mr. Storch disclaims beneficial ownership.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
BlackRock, Inc.[1] 40 East 52nd Street New York, NY 10022	3,914,897	9.9
Dimensional Fund Advisors LP2 Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,361,841	8.49
Franklin Resources Inc.[3] One Franklin Parkway San Mateo, CA 94403	3,664,284	9.3
Vanguard Group, Inc.[4] 100 Vanguard Blvd. Malvern, PA 19355	2,352,195	5.93
1
Based on a Schedule 13G filing dated 1/17/14, BlackRock, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	3,779,169
• Shared voting power:	0
• Sole dispositive power:	3,914,897
• Shared dispositive power:	0
2
Based on a Schedule 13G filing dated 2/1/14, Dimensional Fund Advisors LP disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	3,279,255
• Shared voting power:	0
• Sole dispositive power:	3,361,841
• Shared dispositive power:	0

3
Based on a Schedule 13G filing dated 2/5/14, Franklin Resources, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	3,414,284
• Shared voting power:	0
• Sole dispositive power:	3,664,284
• Shared dispositive power:	0
4
Based on a Schedule 13G filing dated 2/6/14, the Vanguard Group, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	56,899
• Shared voting power:	0
• Sole dispositive power:	2,279,796
• Shared dispositive power:	54,399

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and beneficial owners of more than 10% of the Company's stock, if any, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE, and to furnish copies of these forms to the Company. To the Company's knowledge, based solely upon a review of copies of SEC Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to Fiscal 2014, the Company believes that all of the Company's officers and directors filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934 during Fiscal 2014.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of May 31, 2014 with respect to the Company's compensation plans under which equity securities of the Company are authorized for issuance (shares in thousands):

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securities holders	2,753	19.59	2,017
Equity compensation plans not approved by securities holders	—	—	—
Total	2,753	19.59	2,017

STOCKHOLDER PROPOSALS FOR OUR 2015 ANNUAL MEETING

Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2015 must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than May 4, 2015, in order for the proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. The proposal must comply with applicable SEC rules and the Company's By-Laws.

Under the Company's By-Laws, any stockholder who wishes to submit a matter (other than a stockholder proposal brought in accordance with SEC Rule 14a-8) for consideration at the 2015 annual meeting of stockholders, including any stockholder proposal or director nomination, that would not be included in the Company's proxy statement must submit the matter to the Company, in writing, to be received by the Secretary of the Company no later than April 11, 2015. The notice of such matter must contain the information required by the By-Laws.

OTHER BUSINESS

Management knows of no other matters which are to be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matter.

By Order of the Board of Directors,
Robert J. Regan Vice President, General Counsel and Secretary

August 29, 2014

Upon the written request of any record holder or beneficial owner of common stock of AAR CORP., the Company will provide, without charge, a copy of its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 2014. Requests should be made to Mr. Robert J. Regan, Vice President, General Counsel and Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191, (630) 227-2000.

See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 08, 2014. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000218643_1 R1.0.0.51160 AAR CORP. AAR CORP. ONE AAR PLACE 1100 NORTH WOOD DALE ROAD WOOD DALE, IL 60191 Annual Meeting August 19, 2014 October 08, 2014 October 08, 2014 9:00 AM CDT AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, IL 60191

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX 0000218643_2 R1.0.0.51160 1. Notice & Proxy Statement 2. Annual Report to Stockholders 3. Annual Report on Form 10-K Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 24, 2014 to facilitate timely delivery.

Voting items 0000218643_3 R1.0.0.51160 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Patrick J. Kelly 02 Peter Pace 03 Timothy J. Romenesko 04 Ronald B. Woodard The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory vote to approve executive compensation. 3. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2015. NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies.

0000218643_4 R1.0.0.51160

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0000218644_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Patrick J. Kelly 02 Peter Pace 03 Timothy J. Romenesko 04 Ronald B. Woodard AAR CORP. ONE AAR PLACE 1100 NORTH WOOD DALE ROAD WOOD DALE, IL 60191 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Advisory vote to approve executive compensation. 3. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2015. NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000218644_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report to Stockholders, Annual Report on Form 10-K is/are available at www.proxyvote.com . AAR CORP. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders The undersigned hereby appoints DAVID P. STORCH and ROBERT J. REGAN, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 2014 Annual Meeting of Stockholders of AAR CORP. to be held at 9:00 AM Central Time on October 8, 2014, at One AAR Place, 1100 North Wood Dale Road, Wood Dale, IL 60191, or any adjournment or postponement thereof, and to vote, as designated on the reverse side of this Proxy, all shares of AAR CORP. Common Stock that the undersigned is entitled to vote. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations on the reverse side. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side